AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2001
                                                 REGISTRATION FILE NO. 333-65101
--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        FLORIDA BUSINESS BANCGROUP, INC.
             -------------------------------------------------------
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


         FLORIDA                          6711                   59-3517595
------------------------------ ----------------------------  ------------------
 (STATE OR JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER)  IDENTIFICATION NO.)

        2202 NORTH WEST SHORE BOULEVARD, SUITE 150, TAMPA, FLORIDA 33607;
                                 (813) 281-0009
        -----------------------------------------------------------------
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF
                          PRINCIPAL EXECUTIVE OFFICES)

        2202 NORTH WEST SHORE BOULEVARD, SUITE 150, TAMPA, FLORIDA 33607
        ----------------------------------------------------------------
               (ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED
                          PRINCIPAL PLACE OF BUSINESS)

                                A. BRONSON THAYER
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
        2202 NORTH WEST SHORE BOULEVARD, SUITE 150, TAMPA, FLORIDA 33607
                                 (813) 281-0009
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              COPIES REQUESTED TO:
                          EDWARD W. DOUGHERTY, ESQUIRE
                             IGLER & DOUGHERTY, P.A.
                1501 PARK AVENUE EAST, TALLAHASSEE, FLORIDA 32301
                                 (850) 878-2411

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, CHECK THE FOLLOWING BOX. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================

         TITLE OF EACH                                               PROPOSED
          PROPOSED
       CLASS OF SECURITIES                                           MAXIMUM
           MAXIMUM            AMOUNT OF
             TO BE                             AMOUNT(1)             OFFERING
          AGGREGATE          REGISTRATION
          REGISTERED                        TO BE REGISTERED      PRICE PER
SHARE       OFFERING PRICE(2)         FEE
-----------------------------------------   ----------------
---------------      ------------------     ------------
COMMON STOCK $.01 PAR VALUE..............      3,000,000              $   10.00
         $ 30,000,000          $ 8,850
WARRANTS.................................      1,500,000              $    0.00
         $          0          $     0
UNITS....................................      1,500,000              $    0.00
         $          0          $     0
-----------------------------------------   ----------------
---------------      ------------------     ------------

(1) COMMON STOCK TO BE ISSUED ALONG WITH A WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK, REFERRED TO AS A UNIT, WAS ORIGINALLY REGISTERED. ON OR AROUND AUGUST 7, 1999, WE PARTIALLY CLOSED OUR OFFERING AND WITHDREW 179,300 SHARES OF COMMON STOCK AND 179,300 WARRANTS.

(2) ESTIMATE FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE ON THE BASIS OF THE PROPOSED MAXIMUM OFFERING PRICE PER UNIT.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.







                         PROSPECTUS DATED JULY 26, 2001

  1,500,000 UNITS, EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT
                  FOR THE PURCHASE OF ONE SHARE OF COMMON STOCK


              MINIMUM: 700,000 UNITS ---- MAXIMUM: 1,500,000 UNITS

[BAY CITIES BANK LOGO]

                        FLORIDA BUSINESS BANCGROUP, INC.

                             A BANK HOLDING COMPANY

                                       FOR

                                 BAY CITIES BANK

                                 TAMPA, FLORIDA

                             A STATE-CHARTERED BANK


FLORIDA BUSINESS BANCGROUP, INC., a Florida corporation, initially offered for sale a minimum of 700,000 units and a maximum of 1,500,000 units at a price of $10.00 per unit for a 90-day period following the effective date of the registration statement filed under the Securities Act of 1933. Each unit sold consists of one share of common stock, par value $0.01, and one warrant to purchase one additional share of common stock at $10.00 per share. The minimum number of units that could be purchased was 1,000. Originally, warrants could be exercised immediately after issuance and expired 36 months from the effective date of this registration statement unless we redeemed them sooner. Warrants could be transferred by a holder, however, only in conjunction with the simultaneous transfer of an equal number of shares.

Actual sales of units to the public began on or about February 8, 1999. The units were offered on a best-efforts basis by certain FBBI directors and executive officers, who received no commissions for the sales. All subscription funds tendered during the offering were deposited in an interest-bearing escrow account with the Independent Banker's Bank of Florida.

We sold 1,320,700 units and, on or about August 7, 1999, partially closed our initial offering and deregistered 179,300 units. Pursuant to the recommendation of the Board of Directors and the vote of the shareholders at our 2001 annual meeting, we extended the exercise period of the warrants from February 7, 2002 to February 7, 2004 and removed the restriction on transfer of the warrants individually, without accompanying shares of common stock. Shares of common stock are being sold by exercise of the outstanding 1,320,720 warrants and are not being offered for subscription. This registration statement reflects these two amendments to our outstanding warrants and updates our information.

Prior to this offering, there has been no public market for our common stock and we do not anticipate that there will be an active trading market for our shares. There can be no assurance that an active trading market for such stock will develop since FBBI presently does not intend to seek to list the common stock or the warrants on a national securities exchange or to qualify such for quotation on the NASDAQ.

INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF THOSE RISKS THAT MANAGEMENT BELIEVES PRESENT THE SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.

THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                    PRICE
   UNDERWRITING
                                                                      TO
   DISCOUNTS AND       PROCEEDS TO
                                                                   PUBLIC(1)
   COMMISSIONS(2)      THE COMPANY
--------------------------------------------------------------------------------
------------------------------------
Per Unit..................................................        $         10
       $  0            $         10
Minimum(3)................................................        $  7,000,000
       $  0            $  7,000,000
Maximum(3) ...............................................        $ 15,000,000
       $  0            $ 15,000,000
If all Warrants are exercised ............................        $ 30,000,000
       $  0            $ 30,000,000

(Continuation of front cover)
-----------------------------

(1) The price was arbitrarily determined by the Board of Directors of FBBI and bears no relationship to our assets, book value, net worth or any other recognized criteria of value.

(2) Before deducting offering expenses, for FBBI's initial offering (approximately $30,000) as well as this registration statement, estimated to be approximately $20,000 including registration fees, legal and accounting fees, printing and other expenses.

(3) These securities were offered on a best-efforts, 700,000 unit minimum basis. All purchases of units by FBBI's organizers as well as the common stock obtained by the exercise of warrants extended by this offering will be subject to affiliate resale limitations under the Securities Act of 1933.

                               PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus including the risk factors and financial statements carefully.

THE COMPANY

FBBI was incorporated under the laws of the State of Florida on May 18, 1998, for the purpose of operating as a bank holding company. On December 1, 2000, the Federal Reserve Bank of Atlanta approved our election to become a Financial Holding Company. As of the date of this registration statement, Bay Cities Bank was our sole subsidiary. We successfully completed our initial public offering on August 7, 1999, and are now amending our registration statement to reflect material changes to the terms of our outstanding warrants.

THE BANK

Bay Cities Bank opened for business on November 10, 1999, and engages in a general commercial and retail banking business, with primary emphasis upon providing high quality service to meet the financial needs of the individuals and businesses residing and located in and around Tampa, Florida.

TERMS AND CONDITIONS OF THE OFFERING

History of the offering........................................      On
September 30, 1998, we offered up to 1,500,000 units
                                                                     consisting
of one share of common stock and one warrant. As of
                                                                     August 7,
1999, 1,320,700 units were sold and the offering was
                                                                     partially
closed. This registration statement discloses
                                                                     changes in
the warrant terms.

Warrant Plan...................................................      Our Board
adopted a warrant plan which permitted us to issue
                                                                     up to
1,500,000 warrants in connection with the offering. Each
                                                                     warrant
entitles the holder thereof to purchase one share of
                                                                     common
stock for $10.00 per share. The terms of the warrant
                                                                     plan were
amended on April 17, 2001 to extend the expiration
                                                                     date of the
warrants to February 7, 2004 and to remove certain
                                                                     transfer
restrictions.

Common stock outstanding after the
offering (exclusive of any shares issued
pursuant to the exercise of warrants and
options).......................................................      1,320,700
shares of common stock

Price..........................................................      $10.00 per
unit.

Use of proceeds................................................      Proceeds
from the sale of units of the offering were used to
                                                                     purchase
100% of the issued and outstanding capital stock of
                                                                     Bay Cities
Bank; to provide working capital for Bay Cities to
                                                                     commence
business operations (including officers' and
                                                                     employees'
salaries); to redeem 900 shares of preferred stock
                                                                     issued to
our organizers; to pay expenses in connection with
                                                                     the
formation of FBBI, the organization of Bay Cities, and
                                                                     this
offering; and for other FBBI corporate purposes. Proceeds
                                                                     from the
sale of units ($4.4 million) not used to purchase Bay
                                                                     Cities'
stock were, and proceeds from the exercise of warrants
                                                                     will be,
retained by us and will be used to fund future
                                                                     capital
requirements of Bay Cities, as well as for other
                                                                     permissible
investments for bank holding companies, including
                                                                     the
possible acquisition of other financial institutions.

Risk factors...................................................      You should
read the Risk Factors section before deciding to
                                                                     invest in
FBBI or exercise your warrants.

Plan of distribution...........................................      We have
registered our shares, our warrants and ourselves
                                                                     where
required under the securities laws of some but not all
                                                                     states. At
present, we plan to continue to qualify our shares
                                                                     and
warrants for sale in Florida, Georgia and New York.
                                                                     Residents
of other states are responsible for locating the
                                                                     appropriate
exemption or registering any future sales or
                                                                     purchases
of our securities.

                                  RISK FACTORS

Investing in our securities is very risky. You should be able to bear a complete loss of your investment. Prospective investors in the common stock should give careful attention to the following statements which describe all material risks applicable to the offering.

WE ARE A NEW BUSINESS AND INVESTMENT IN OUR HOLDING COMPANY IS RISKY.

FBBI and Bay Cities Bank have a limited history of operations. Both are newly organized entities. Bay Cities commenced operations on November 10, 1999. Investors will have limited historical information upon which to base their investment.

OUR PROFITABILITY DEPENDS UPON THE SUCCESS OF BAY CITIES.

Our primary activity initially is acting as the sole shareholder of Bay Cities. Thus, our profitability depends upon its successful operation. We were not profitable in our first year of operation. New banks sometimes are not profitable for several years. Bay Cities will incur significant expenses in establishing itself and there can be no assurance that Bay Cities will be operated profitably or that future earnings, if any, will meet the levels of earnings prevailing in the banking industry. Although there can be no assurance of success, management believes Bay Cities will be able to successfully implement its business plan as a result of the selection of a favorable market area and the experience and personal contacts of its Board of Directors and management. We also invest funds for income for FBBI, some of which are deposits at Bay Cities.

IN ORDER TO BE PROFITABLE, WE MUST SUCCESSFULLY COMPETE WITH OTHER FINANCIAL INSTITUTIONS WHICH HAVE GREATER RESOURCES AND CAPABILITIES THAN WE DO.

The banking business is extremely competitive. Most of our competitors are larger and have greater resources than we do and have been in existence a longer period of time. We will have to overcome historical bank-customer relationships to attract customers away from our competition. We compete with the following types of institutions:

          - other commercial banks              - securities brokerage firms
          - savings banks                       - mortgage brokers
          - thrifts                             - insurance companies
          - credit unions                       - mutual funds
          - consumer finance companies          - trust companies

Some of our competitors are not regulated as extensively as we are and, therefore, may have greater flexibility in competing for business. Some of these competitors are subject to similar regulation but have the advantages of larger established customer bases, higher lending limits, extensive branch networks, numerous automated teller machines, a greater advertising-marketing budget or other factors.

WE DO NOT PLAN TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We will not distribute any dividends to shareholders in the foreseeable future. You should not buy shares in this offering or exercise your warrants to obtain dividend income. The earnings of Bay Cities, if any, are expected to be retained by Bay Cities to enhance its capital structure and to be distributed to the FBBI to defray our operating costs. Dividends by state banks such as Bay Cities Bank are restricted by statute and regulation. These regulations are discussed in detail under the Dividend Policy section.

OUR OPERATIONS AND PROFITABILITY WILL BE AFFECTED BY THE LOCAL AND U.S. ECONOMY.

Commercial banks and other financial institutions are affected by economic and political conditions in the local, domestic and international markets. Our profitability may be affected by conditions such as inflation, recession, unemployment, high interest rates, short money supply, international disorders and other factors.

OUR NEED TO COMPLY WITH EXTENSIVE AND COMPLEX GOVERNMENTAL REGULATION COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, AND FEDERAL POLICIES OUTSIDE OF OUR CONTROL WILL AFFECT OUR OPERATIONS AND PROFITABILITY.

The banking industry is subject to extensive regulation by state and federal banking authorities. Many of these regulations are intended to protect depositors, the public or the FDIC insurance funds, not shareholders. Regulatory requirements will affect our lending practices, capital structure, investment practices, dividend policy and many other aspects of our business. These requirements may constrain our rate of growth. Regulations affecting financial institutions are undergoing continuous change, and such changes could aversely affect us. Sometimes, these changes are applied retroactively. In addition, the burden imposed by these federal and state regulations may place banks in general, and us specifically, at a competitive disadvantage compared to less regulated competitors.

In addition, federal economic and monetary policies outside our control will affect various aspects of the banking industry and our operations. Changes in federal economic and monetary policies may adversely affect our ability to attract deposits, make loans and achieve satisfactory interest spreads.

OUR MANAGEMENT OWNS A SUBSTANTIAL PORTION OF OUR COMMON STOCK AND THEIR INTEREST MAY CONFLICT WITH YOURS.

The Directors and Executive Officers of FBBI and Bay Cities own 482,500 shares of FBBI's common stock. In addition, as a group, they have the right to acquire an additional 646,000 shares. This beneficial ownership totals 57.29% of FBBI's common stock. This means that our Directors and Executive Officers exercise control over matters submitted to the vote of the shareholders, and you may not agree with their decisions.

IF BAY CITIES EXPERIENCES GREATER LOAN LOSSES THAN ANTICIPATED, IT WILL HAVE AN ADVERSE EFFECT ON OUR NET INCOME AND OUR ABILITY TO FUND OUR GROWTH STRATEGY.

The risk of nonpayment of loans is inherent in banking. If we experience greater nonpayment levels than anticipated, our earnings and overall financial conditions, as well as the value of our common stock, could be adversely affected.

We continuously strive to manage our credit risk, and we also maintain an allowance for loan losses to provide for loan defaults and nonperformance. However, we cannot assure you that our monitoring, procedures and policies will reduce certain lending risks or that our allowance for loan losses will be adequate to cover actual losses. In addition, as a result of the rapid growth in our loan portfolio, loan losses may be greater than management's estimate of the appropriate level for the allowance. Loan losses can cause insolvency and failure of a financial institution and, in such an event, our shareholders could lose their entire investment. In addition, future provisions for loan losses could materially and adversely affect our results of operations. Any loan losses will reduce the loan loss reserve and the loan loss reserve will be replenished by earnings. This will cause our earnings to be reduced and reduced earnings could have an adverse effect on our stock price.

CHANGES IN INTEREST RATES COULD HAVE AN ADVERSE EFFECT ON THE OUR NET INCOME.

Our profitability is based in part on the difference or "spread" between the interest rates we earn on investments and loans and the interest rates we pay on deposits and other interest-bearing liabilities. Like most banking institutions, FBBI's net institutions interest spread and margin is affected by general economic conditions and other factors that influence market interest rates and by our ability to respond to changes in interest rates. At any given time, our assets and liabilities are affected differently by a given change in interest rates, principally because it is impossible to match the maturities of our loans and investments precisely with deposits and other funding sources.

In addition to affecting interest income and expense, changes in interest rates also can affect the value of a financial institution's interest-earning assets, which consist of fixed- and adjustable-rate instruments (such as loans and investments). Generally, the value of fixed-rate instruments fluctuates inversely with changes in interest rates. Changes in interest rates also can affect the average life of, and demand for, loans and mortgage-related securities. In a declining interest rate environment, for example, a financial institution is subject to reinvestment risk to the extent that is not able to reinvest such prepayments at rates which are comparable to the rates on the paid-off loans.

THE EXERCISE OF OUTSTANDING WARRANTS AND OPTIONS MAY DILUTE THE OWNERSHIP AND FINANCIAL INTERESTS OF COMMON STOCK HOLDERS IN FBBI.

There are 1,962,700 options and warrants outstanding. On April 17, 2001, we extended the period during which our warrants can be exercised. Investors who exercise their warrants will suffer an immediate financial dilution in that the book value per share of stock purchased will be less then $10.00 per share at the time of purchase. Shareholders who do not exercise, or are not able to exercise warrants received in this offering, may suffer a dilution of their investment in terms of book value if other warrant or option holders exercise their warrants or options at a time when the book value of the shares is greater than $10.00 at the time of such exercise. In addition, an individual shareholder's percentage of ownership may be reduced if such shareholder fails to exercise his or her warrants and other shareholders exercise their warrants or options.

WE HAVE A LOWER LENDING LIMIT THAN MANY OF OUR COMPETITORS WHICH MAY EFFECT OUR PROFITABILITY.

Our legal lending limit is determined by applicable law. The size of the loans which we offer to our customers may be less than the size of the loans that most of our competitors are able to offer. This limit may affect, to some degree, our ability to seek relationships with the larger businesses in our market. We satisfy loan requests in excess of our lending limit ($1.75 million as of the date of this prospectus) through the sale of participations in such loans to other banks. However, we cannot assure you that we will be successful in attracting customers seeking larger loans or that we will be able to engage in the sale of participations in such loans on terms we consider favorable.

FUTURE SALES OF FBBI'S COMMON STOCK MAY BE MADE FOR LESS THAN $10.00 PER SHARE.

From time to time, our Board of Directors may determine to obtain additional capital through the issuance of additional shares of our authorized common stock. There can be no assurance that such shares will be issued at prices or on terms equal to your securities and future purchasers may pay less than you for their shares.

THERE IS NO PUBLIC MARKET FOR OUR SHARES AND YOU MAY HAVE DIFFICULTY SELLING YOUR SHARES.

Presently there is no established market for our common stock or our warrants. There can be no assurance that an established public market will develop for such securities upon completion of this offering or that substantial trading activity will occur for several years, if at all. As a result, if you need or wish to dispose of all or a part of your investment in our securities you may not be able to do so except by private, direct negotiations with third parties. We do not presently intend to seek to list the common stock or warrants on a national securities exchange or for quotation on the NASDAQ.

CERTAIN PROVISIONS IN OUR CORPORATE DOCUMENTS MAKE IT DIFFICULT TO EFFECT A CHANGE IN CONTROL.

FBBI's Articles of Incorporation contain provisions requiring supermajority shareholder approval to effect certain extraordinary corporate transactions which are not approved by the Board of Directors. The effect of these provisions is to make it more difficult to effect a merger, sale of control or similar transaction involving FBBI even though a majority of the shareholders may vote in favor of such a transaction. In addition, our Articles provide for classes of Directors, whereby one-third of the members of the Board of Directors shall be elected each year and each director of FBBI will serve for a term of three years. The effect of these provisions is to make it more difficult to effect a change in control through the acquisition of a large block of FBBI common stock or control positions, such as directors and executive officers, in FBBI.

SHAREHOLDERS WILL NOT BE ENTITLED TO OBTAIN ADDITIONAL SHARES OF STOCK AND MAY EXPERIENCE DILUTION.

No holder of the common stock of FBBI will have preemptive rights with respect to the issuance of shares of any class of stock. We have authority to issue 10,000,000 shares of common stock. Each share of common stock is entitled to one vote per share in all matters requiring a vote of shareholders. The Board of Directors of FBBI can from time to time determine to issue additional shares of the authorized common stock in addition to the shares offered hereby, and in such event the ownership interest of the subscribers in this offering and existing shareholders will be diluted.

BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK, WE ARBITRARILY DETERMINED THE OFFERING PRICE AND THE EXERCISE PRICE.

The offering price was arbitrarily determined by the Board of Directors, and does not bear any relationship to our assets, book value, net worth or any other recognized criteria of value. In determining the offering price of the shares, and the exercise price of our warrants, we considered the Florida Department of Banking and Finance's, ("Department") capital requirements for Bay Cities and the general market conditions for the sale of such securities.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. We based the forward-looking information on various factors and numerous assumptions.

Important factors that may cause actual results to differ from those contemplated by forward looking statements include, for example:

       - the success or failure of our efforts to implement our business strategy;

       -   the effect of changing economic conditions;

       -   changes in government regulations, tax rates and similar matters;

       -   our ability to attract and retain quality employees; and

       - other risks which may be described in our future filings with the SEC.

We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements other than material changes to such information.

                                 USE OF PROCEEDS

FBBI successfully completed the first phase of the initial public offering on August 7, 1999, raising $13.2 million through the sale of 1,320,700 units, consisting of one share of common stock and one warrant, at $10.00 per unit. The capital raised in the offering was used to redeem the 900 shares of preferred stock issued to our organizers, to repay the organizers for advances used for organizational and preopening expenses, and to purchase 100% of the newly issued shares of Bay Cities, which were acquired on September 20, 1999. The balance of the proceeds of approximately $4.4 million is being held by FBBI for general corporate purposes.

Total expenses incurred in connection with the initial offering of the units, the organization of FBBI and Bay Cities and the opening of Bay Cities, net of interest income on the escrow account were approximately $437,000 after taxes. We expect to incur approximately $20,000 in legal fees, registration fees, and printing and mailing costs in connection with the continued offering of shares through the outstanding warrants.

A portion of the proceeds of this offering in excess of the above amounts will be retained by us for the purpose of funding any required future additions to the capital of Bay Cities. Since state banks are regulated with respect to the ratio that their total assets may bear to their total capital, if Bay Cities experiences greater growth than anticipated, it may require the infusion of additional capital to support that growth. Management anticipates that the proceeds of the offering will be sufficient to support Bay Cities' immediate capital needs and will seek, if necessary, long and short-term debt financing to support any additional needs.

Proceeds from the exercise of outstanding warrants will be applied as follows:


                                            ASSUMING
ASSUMING
                                          EXERCISE OF
EXERCISE OF
                                            700,000            % OF
1,320,700           % OF
                                            WARRANTS         PROCEEDS
WARRANTS          PROCEEDS
                                          -----------        --------
------------        --------
Offering expenses......................        20,000             .30%
   20,000             .16%
Working capital and funds
  available for expansion of banking
  and banking-related services.........     6,980,000           99.70%
13,187,700           99.84%
                                          -----------        --------
------------        --------

Proceeds...............................   $ 7,000,000          100.00%        $
13,207,700          100.00%
                                          ===========        ========
============        ========

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDERS MATTERS

No market exists for our common stock. We do not anticipate that an active public market will develop for our common stock because we currently do not intend to seek a listing on a national securities exchange or quotation on the NASDAQ.

                                 DIVIDEND POLICY

We initially expect that our earnings, if any, will be retained to finance our growth and that we will pay no cash dividends for the foreseeable future. Our future dividend policy will depend on Bay Cities' earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of FBBI.

Bay Cities will be restricted in its ability to pay dividends under Florida banking laws and Department regulations. Pursuant to Section 658.37, Florida Statutes, a state bank may not pay dividends from its capital. All dividends must be paid out of current net profits then on hand plus retained net profits of the preceding two years, after deducting bad debts, depreciation and other worthless assets, and after making provision for reasonably anticipated future losses on loans and other assets. Section 658.37 also prohibits a bank from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless, not less than 20% of a bank's net profits for the preceding year (in the case of an annual dividend), has been transferred to surplus. Finally, a state bank may not declare a dividend which would cause its capital accounts to fall below the minimum amount required by law, regulation, order or any written agreement with the Department or any Federal regulatory agency.

                                    DILUTION

The following table sets forth the difference between the price to be paid by shareholders exercising their warrants, $10 per share (less $20,000 in offering cost) and the net book value at March 31, 2001. ($ in thousands, except per share amounts)


                                             700,000                   1,320,700
                                             WARRANTS                   WARRANTS
                                             EXERCISED                 EXERCISED
                                     ------------------------
------------------------
                                       TOTAL       PER SHARE       TOTAL
PER SHARE
                                     ----------    ----------    ----------
----------
Exercise price ..................    $       --    $    10.00    $       --    $
   10.00
Stockholders' equity ............    $   12,274    $     9.29    $   12,274    $
    9.29
Net proceeds ....................    $    6,980    $     9.97    $   13,187    $
    9.98
Proforma Stockhoders'
     equity .....................    $   19,254    $     9.53    $   25,461    $
    9.64
Dilution per share ..............    $       --    $      .47    $       --    $
     .36


                                 CAPITALIZATION

The following table sets forth the capitalization of FBBI as of March 31, 2001, as adjusted to give effect the exercise of the outstanding warrants. The table should be read together with our consolidated financial statement and notes included in this prospectus.



ACTUAL         AS ADJUSTED        AS ADJUSTED

MARCH 31,       FOR MINIMUM        FOR MAXIMUM

 2000            OFFERING           OFFERING

------------      ------------       ------------

              (in Thousands)
Deposits ...............................................................      $
   29,260      $     29,260       $     29,260

------------      ------------       ------------
Stockholders' equity:
    Common stock, $.01 par value, 10,000,000 shares
      authorized, 1,320,700 issued .....................................
       13                20                 26
  Additional paid-in capital ...........................................
   13,131            20,104             26,305
  Accumulated deficit ..................................................
     (975)             (975)              (975)
Accumulated other comprehensive income .................................
      105               105                105
Total stockholders' equity .............................................
   12,274            19,254             25,461
Total capitalization ...................................................      $
   41,534      $     48,514       $     54,721

============      ============       ============

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" and in "Special Note Regarding Forward-Looking Statements."

SELECTED FINANCIAL DATA
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE FIGURES)


   AT MARCH 31,                 AT DECEMBER 31,

   OR THE THREE                      OR FOR THE

MONTHS THEN ENDED                 YEAR THEN ENDED

---------------------------      --------------------------
                                                                        2001
        2000            2000            1999
                                                                     -----------
     ----------      ----------      ----------
AT YEAR END:

Cash and cash equivalents .......................................    $     5,750
         10,565           1,588           7,913
Securities ......................................................          5,571
          3,412           5,157           3,412
Loans, net ......................................................         29,074
          4,762          25,775           1,581
All other assets ................................................          1,519
          1,273           1,515           1,106
                                                                     -----------
     ----------      ----------      ----------

         Total assets ...........................................    $    41,914
         20,012          34,035          14,012
                                                                     ===========
     ==========      ==========      ==========

Deposit accounts ................................................         29,260
          7,343          21,027           1,114
All other liabilities ...........................................            380
            105             740             166
Stockholders' equity ............................................         12,274
         12,564          12,268          12,732
                                                                     -----------
     ----------      ----------      ----------

         Total liabilities and stockholders' equity .............    $    41,914
         20,012          34,035          14,012
                                                                     ===========
     ==========      ==========      ==========

FOR THE YEAR:

Total interest income ...........................................            760
            254           1,980             177
Total interest expense ..........................................            339
             39             752               3
                                                                     -----------
     ----------      ----------      ----------

Net interest income .............................................            421
            215           1,228             174

Provision for loan losses .......................................             46
             57             363              24
                                                                     -----------
     ----------      ----------      ----------

Net interest income after provision for loan losses .............            375
            158             865             150
                                                                     -----------
     ----------      ----------      ----------

Noninterest income ..............................................             24
              2              43             187
Noninterest expenses ............................................            438
            425           1,820             816
                                                                     -----------
     ----------      ----------      ----------

Loss before income tax benefit ..................................
(39)           (265)           (912)           (479)
Income tax benefit ..............................................
(14)            (98)           (343)           (180)
                                                                     -----------
     ----------      ----------      ----------

Net loss ........................................................    $
(25)           (167)           (569)           (299)
                                                                     ===========
     ==========      ==========      ==========

Basic and diluted loss per share ................................    $
(.02)           (.13)           (.43)           (.57)
                                                                     ===========
     ==========      ==========      ==========

RATIOS AND OTHER DATA:

Return on average assets ........................................
(0.26%)         (3.94%)         (2.13%)         (7.56%)
Return on average equity ........................................
(0.82%)         (5.30%)         (4.51%)         (7.78%)
Average equity to average assets ................................
32.05%          74.27%          47.24%          97.17%
Interest-rate spread during the period ..........................
2.60%           1.96%           2.14%           1.79%
Net yield on average interest-earning assets ....................
4.73%           5.70%           4.99%           4.96%
Ratio of average interest-earning assets to average
         interest-bearing liabilities ...........................           1.54
           4.62            1.93           38.13
Nonperforming loans and foreclosed real estate as a percentage of
         total assets at end of year ............................             --
             --              --              --
Allowance for loan losses as a percentage
         of total loans at end of year ..........................
1.47%           1.67%           1.47%           1.49%
Total number of banking offices .................................              1
              1               1               1
Total shares outstanding at end of year .........................      1,320,700
      1,320,700       1,320,700       1,320,700
Book value per share at end of year .............................    $      9.29
           9.29            9.28            9.64

GENERAL

Florida Business BancGroup, Inc. was incorporated on May 18, 1998 in the State of Florida for the purpose of operating as a one bank holding company and owns 100% of the outstanding shares of Bay Cities Bank. FBBI's only business is the ownership and operations of Bay Cities. Bay Cities is a Florida-chartered commercial bank which opened for business November 10, 1999. Bay Cities' deposits are insured by the Federal Deposit Insurance Corporation. Bay Cities provides a variety of community banking services to business and individuals in Hillsborough County, Florida.

FBBI completed its public offering of 1,320,700 units, consisting of one common share and one warrant, at $10 per unit on August 7, 1999. We incurred offering costs of $62,872 which were deducted from the proceeds.

LIQUIDITY AND CAPITAL RESOURCES

A state-chartered commercial bank is required under Florida Law to maintain a liquidity reserve of at least 15% of its total transaction accounts and 8% of its total nontransaction accounts subject to certain restrictions. The reserve may consist of cash-on-hand, demand deposits due from correspondent banks, and other investments and short-term marketable securities. At December 31, 2000 and March 31, 2001, Bay Cities exceeded its regulatory liquidity requirements.

Our primary source of cash during the year ended December 31, 2000 was from net deposit inflows of $19.9 million and sale of securities of $6.3 million. Cash was used primarily to originate loans and purchase securities. At December 31, 2000, we had outstanding commitments to originate loans totaling $2.0 million and commitments to borrowers for available lines of credit totaling $7.8 million. We had time deposits of $11.1 million maturing in the next twelve months. Management expects to fund its commitments from the sources described above and could adjust the rate paid on deposits if necessary to attract or retain time deposit accounts.

During the three months ended March 31, 2001, our primary sources of funds consisted of deposit inflows. We used its capital resources principally to fund existing and continuing loan commitments and to purchase securities. At March 31, 2001, we had commitments to originate loans and unfunded lines of credit totaling $7.7 million. Management believes we have adequate resources to fund all its commitments and that substantially all of its existing commitments will be funded in 2001. Management also believes that, if so desired, it can adjust the rates on time deposits to retain deposits in a changing interest rate environment.

REGULATION AND LEGISLATION

As a state-chartered commercial bank, Bay Cities is subject to extensive regulation by the Florida Department of Banking and Finance and the Federal Deposit Insurance Corporation. Bay Cities files reports with the Florida DBF and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. Periodic examinations are performed by the Florida DBF and the FDIC to monitor Bay Cities' compliance with the various regulatory requirements. FBBI and Bay Cities are also subject to regulation and examination by the Federal Reserve Board of Governors.

CREDIT RISK

Our primary business is making commercial, business, consumer, and real estate loans. That activity entails potential loan losses, the magnitude of which depend on a variety of economic factors affecting borrowers which are beyond our control. While we have instituted underwriting guidelines and credit review procedures to protect us from avoidable credit losses, some losses will inevitably occur. At December 31, 2000 and 1999, we had no nonperforming assets on loans delinquent ninety days or more, and has no charge-off experience.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. Management bases the allowance for loan losses on a grading system on a loan by loan basis and does not allocate to allowance by loan type.

LOAN PORTFOLIO COMPOSITION

Commercial real estate loans and land loans comprise the largest group of loans in our portfolio amounting to $16.1 million, or 61.53% of the total loan portfolio as of December 31, 2000. Commercial real estate loans consist of $12.4 million of loans secured by other nonresidential property, $2.8 million of loans secured by undeveloped land and $.9 million in multi-family.

Commercial loans comprise the second largest group of loans in our loan portfolio, amounting to $8.37 million or 31.82% of the total loan portfolio as of December 31, 2000.

The following table sets forth the composition of our loan portfolio:


          AT DECEMBER 31,

2000                   1999

--------------------      -----------------
                                                                              %
OF                   % OF
                                                                AMOUNT
TOTAL      AMOUNT      TOTAL
                                                               --------
-----      -------    ------

            (IN THOUSANDS)
         Commercial real estate.........................       $ 16,185
61.53%     $ 1,440     89.16%
         Commercial.....................................          8,371
31.82          160      9.91
         Consumer ......................................          1,750
6.65           15       .93
                                                               --------
-----      -------    ------

                                                                 26,306
100.00%       1,615    100.00%

======                 ======

         Add (Subtract):
           Deferred costs (fees) net....................           (143)
            (10)
           Allowance for credit losses..................           (387)
            (24)
                                                               --------
        -------

         Loans, net.....................................       $ 25,776
        $ 1,581
                                                               ========
        =======

SECURITIES

The securities portfolio is comprised primarily of U.S. Government agency securities. According to Financial Accounting Standards No. 115, the securities portfolio is categorized as either "held to maturity", "available for sale" or "trading." Securities held to maturity represent those securities which we have the positive intent and ability to hold to maturity. These securities are carried at amortized cost. Securities available for sale represent those investments which may be sold for various reasons including changes in interest rates and liquidity considerations. These securities are reported at fair market value with unrealized gains and losses being reported as accumulated other comprehensive income as a part of stockholders equity, net of income taxes and were comprised of U.S. Government agency securities and equity securities at December 31, 2000. Trading securities are held primarily for resale and are recorded at their fair values. Unrealized gains or losses on trading securities are included immediately in earnings. At December 31, 2000, we had no securities categorized as held to maturity or trading.

The following table sets forth the amortized cost and fair value of our securities portfolio:


           AT DECEMBER 31,
                                                                       2000
                      1999
                                                 --------------------------
--------------------------
                                                 AMORTIZED         FAIR
AMORTIZED         FAIR
                                                   COST            VALUE
  COST            VALUE
                                                 ----------      ----------
----------      ----------

              (IN THOUSANDS)
Securities available for sale:
    U.S. Government agency securities .....      $    3,589           3,682
     3,461           3,412
    Mortgage-backed securities ............           1,450           1,475
        --              --
                                                 ----------      ----------
----------      ----------
                                                 $    5,039           5,157
     3,461           3,412
                                                 ==========      ==========
==========      ==========

The following table sets forth, by maturity distribution, certain information pertaining to the securities available for sale portfolio as follows (dollars in thousands):



AFTER ONE YEAR
                                                    LESS THAN ONE YEAR
TO FIVE YEARS                       TOTAL
                                                   --------------------
--------------------     --------------------
                                                   AVERAGE     CARRYING
AVERAGE     CARRYING      AVERAGE
                                                    VALUE        YIELD
VALUE        YIELD       VALUE        YIELD
                                                   --------    --------
--------    --------     --------    --------
DECEMBER 31, 2000:
     U.S. Government agency securities ........    $  1,146        6.64%    $
2,536        6.01%    $  3,682        6.21%
     Mortgage-backed securities ...............          --          --
 --          --        1,475        7.01
                                                   --------    --------
--------    --------     --------    --------

         Total ................................    $  1,146        6.64%    $
2,536        6.01%    $  5,157        6.44%
                                                   ========    ========
========    ========     ========    ========

DECEMBER 31, 1999:
     U.S. Government agency securities ........    $    884        6.23%    $
2,528        6.23%    $  3,412        6.23%
                                                   ========    ========
========    ========     ========    ========

REGULATORY CAPITAL REQUIREMENTS

Under FDIC regulations, Bay Cities is required to meet certain minimum regulatory capital requirements. This is not a valuation allowance and has not been created by charges against earnings. It represents a restriction on stockholders' equity.

Quantitative measures established by regulation to ensure capital adequacy require Bay Cities to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2000, that Bay Cities meets all capital adequacy requirements to which it is subject.


            TO BE WELL

           CAPITALIZED
                                                                     MINIMUM
          FOR PURPOSES
                                                                 FOR CAPITAL
         OF PROMPT AND
                                                ACTUAL     ADEQUACY PURPOSES:
     CORRECTIVE ACTION
                                      ----------------     -----------------
----------------------
                                      AMOUNT       %       AMOUNT       %
 AMOUNT         %
                                      ------     -----     ------     ------
--------     --------
                                                          (DOLLARS IN THOUSANDS)
AS OF DECEMBER 31, 2000:
    Total capital to Risk-
      Weighted assets ............    $7,736     22.66%    $2,731      8.00%
$ 3,413       10.00%
    Tier I Capital to Risk-
      Weighted Assets ............     7,038     20.61      1,365      4.00
  2,048        6.00
    Tier I Capital
      to Total Assets ............     7,038     20.68      1,361      4.00
  1,702        5.00

AS OF DECEMBER 31, 1999:
    Total capital to Risk-
      Weighted assets ............     7,934    191.35        332      8.00
    415       10.00
    Tier I Capital to Risk-
      Weighted Assets ............     7,910    190.76        166      4.00
    249        6.00
    Tier I Capital
      to Total Assets ............     7,910     56.45        560      4.00
    701        5.00

MARKET RISK

Market risk is the risk of loss from adverse changes in market prices and rates. Our market risk arises primarily from interest-rate risk inherent in its lending and deposit taking activities. To that end, management actively monitors and manages its interest-rate risk exposure. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on- and off-balance-sheet transactions are aggregated, and the resulting net positions are identified. Disclosures about the fair value of financial instruments, which reflect changes in market prices and rates, can be found in Note 6 of Notes to Consolidated Financial Statements.

Our primary objective in managing interest-rate risk is to minimize the adverse impact of changes in interest rates on Bay Cities' net interest income and capital, while adjusting our asset-liability structure to obtain the maximum yield-cost spread on that structure. We rely primarily on its asset-liability structure to control interest-rate risk. However, a sudden and substantial increase in interest rates may adversely impact our earnings, to the extent that the interest rates borne by assets and liabilities do not change at the same speed, to the same extent, or on the same basis. We do not engage in trading activities.

ASSET - LIABILITY STRUCTURE

As part of its asset and liability management, we have emphasized establishing and implementing internal asset-liability decision processes, as well as communications and control procedures to aid in managing our earnings. Management believes that these processes and procedures provide us with better capital planning, asset mix and volume controls, loan-pricing guidelines, and deposit interest-rate guidelines which should result in tighter controls and less exposure to interest-rate risk.

The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest-rate sensitivity gap is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. The gap ratio is computed as rate sensitive assets/rate sensitive liabilities. A gap ratio of 1.0% represents perfect matching. A gap is considered positive when the amount of interest-rate sensitive assets exceeds interest-rate sensitive liabilities. A gap is considered negative when the amount of interest-rate sensitive liabilities exceeds interest-rate sensitive assets. During a period of rising interest rates, a negative gap would adversely affect net interest income, while a positive gap would result in an increase in net interest income. During a period of falling interest rates, a negative gap would result in an increase in net interest income, while a positive gap would adversely affect net interest income.

In order to minimize the potential for adverse effects of material and prolonged increases in interest rates on the results of operations, we continue to monitor asset and liability management policies to better match the maturities and repricing terms of its interest-earning assets and interest-bearing liabilities. Such policies have consisted primarily of: (i) emphasizing the origination of adjustable-rate loans; (ii) maintaining a stable core deposit base; and (iii) maintaining a significant portion of liquid assets (cash and short-term securities).

The following table sets forth certain information relating to our interest-earning assets and interest-bearing liabilities at December 31, 2000 that are estimated to mature or are scheduled to reprice within the period shown (dollars in thousands):

                                                                  MORE
        MORE       MORE
                                                                  THAN
MORE       THAN       THAN
                                                                 THREE    THAN
ONE      THREE       FIVE
                                                                MONTHS
YEAR   YEARS TO   YEARS TO       OVER
                                                      THREE     TO ONE    TO
THREE       FIVE    FIFTEEN    FIFTEEN
                                                     MONTHS      YEARS
YEAR      YEARS      YEARS      YEARS      TOTAL
                                                   --------   --------
--------   --------   --------   --------   --------
Mortgage and commercial loans (1):
    Variable rate ..............................   $ 15,000         --
--        750        271         --     16,021
    Fixed rate .................................        580         26
1,221      4,844      3,614         --     10,285
                                                   --------   --------
--------   --------   --------   --------   --------

         Total loans ...........................     15,580         26
1,221      5,594      3,885         --     26,306

Federal funds sold .............................        798         --
--         --         --         --        798
Securities (2) .................................         --      1,146
1,522      1,531        958         --      5,157
                                                   --------   --------
--------   --------   --------   --------   --------

         Total rate-sensitive assets ...........     16,378      1,172
2,743      7,125      4,843         --     32,261
                                                   --------   --------
--------   --------   --------   --------   --------

Deposit accounts (3):
    Money-market deposits ......................      3,655         --
--         --         --                 3,655
    Savings and NOW deposits ...................      1,012         --
--         --         --                 1,012
    Certificates of deposit ....................      7,469      3,666
1,411      1,040         --         --     13,586
                                                   --------   --------
--------   --------   --------   --------   --------

         Total rate-sensitive
             liabilities .......................     12,136      3,666
1,411      1,040         --         --     18,253
                                                   ========   ========
========   ========   ========   ========   ========

GAP repricing differences ......................   $  4,242     (2,494)
1,332      6,085      4,843         --     14,008
                                                   ========   ========
========   ========   ========   ========   ========

Cumulative GAP .................................      4,242      1,748
3,080      9,165     14,008     14,008
                                                   ========   ========
========   ========   ========   ========

Cumulative GAP/total assets ....................      12.46%      5.14%
9.05%     26.93%     41.39%     41.39%
                                                   ========   ========
========   ========   ========   ========


(1) In preparing the table above, adjustable-rate loans are included in the period in which the interest rates are next scheduled to adjust rather than in the period in which the loans mature. Fixed-rate loans are scheduled, including repayment, according to their maturities.

(2) Securities are scheduled through the maturity dates.

(3) Money-market, NOW, and savings deposits are regarded as ready accessible withdrawable accounts. Time deposits are scheduled through the maturity dates.

The following table reflects the contractual principal repayments by period of our loan portfolio at December 31, 2000 (in thousands):


COMMERCIAL

 REAL
         YEARS ENDING                                        COMMERCIAL
ESTATE        CONSUMER
         DECEMBER 31,                                             LOANS
LOANS           LOANS          TOTAL
        -------------                                        ----------
----------        --------        -------
           2001...........................................     $  6,087
8,455           1,685         16,227
           2002...........................................          511
  302              31            844
           2003...........................................          991
  290              21          1,302
           2004-2005......................................          640
4,561              13          5,214
           2006-2007......................................          142
2,577              --          2,719
           2008 and beyond................................           --
   --              --             --
                                                             ----------
----------        --------        -------

           Total..........................................     $  8,371
16,185           1,750         26,306
                                                             ==========
==========        ========        =======

Of the $10.1 million of loans due after 2001, 39% of such loans have fixed-interest rates.

Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of loans is substantially less than their average contractual terms due to prepayments. In addition, due-on-sale clauses on loans generally gives us the right to declare a conventional loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially higher than current mortgage loan rates.

ORIGINATION, SALE AND REPAYMENT OF LOANS. We generally originate loans in its primary geographical lending area in West Central Florida. The following table sets forth total loans originated, repaid and sold:

                                                                        YEAR
ENDED DECEMBER 31,

2000         1999

---------     --------

(IN THOUSANDS)
      Originations:
         Commercial loans.........................................      $
12,443          160
         Commercial real estate loans.............................
21,428        1,440
         Consumer loans...........................................
1,002           15

---------     --------

             Total loans originated...............................
34,873        1,615
             Less unfunded........................................
(7,853)          --

---------     --------

27,020        1,615

         Less:
         Principal reductions.....................................
2,329           --
         Loans sold...............................................
--           --

---------     --------

         Increase in total loans..................................      $
24,691        1,615

=========     ========

DEPOSITS AND OTHER SOURCES OF FUNDS

GENERAL. In addition to deposits, the sources of funds available for lending and other business purposes include loan repayments, loan sales, and securities sold under agreements to repurchase. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are influenced significantly by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in other sources, such as deposits at less than projected levels and are also used to fund the origination of mortgage loans designated to be sold in the secondary markets.

DEPOSITS. Deposits are attracted principally from our primary geographic market area in Hillsborough County, Florida. We offer a variety of deposit instruments including demand deposit accounts, NOW accounts, money market accounts, regular savings accounts, term certificate accounts and retirement savings plans (such as IRA accounts). Certificate of deposit rates are set to encourage longer maturities as cost and market conditions will allow. Deposit account terms vary, with the primary differences being the minimum balance required, the time period the funds must remain on deposit and the interest rate. Management sets the deposit interest rates weekly based on a review of deposit flows for the previous week, a survey of rates among competitors and other financial institutions in Florida.

We have emphasized commercial banking relationships in an effort to increase demand deposits as a percentage of total deposits. Our courier service serves our business customers in Tampa.

The following table shows the distribution of, and certain other information relating to, our deposit accounts by type (dollars in thousands):


                    AT DECEMBER 31,

---------------------------------------------------------

2000                             1999

------------------------         ------------------------
                                                                              %
OF                             % OF
                                                            AMOUNT
DEPOSITS           AMOUNT        DEPOSITS
                                                          --------
--------         --------        --------
Noninterest-bearing deposits .....................        $  2,774
13.19%        $     88            7.90%
Savings and NOW deposits .........................           1,012
4.81              453           40.66
Money-market deposits ............................           3,655
17.39              362           32.50
                                                          --------
--------         --------        --------

         Subtotal ................................           7,441
35.39              903           81.06
Certificate of deposits:
         4.00% - 4.99% ...........................              10
 .05               10             .90
         5.00% - 5.99% ...........................             211
1.00               --              --
         6.00% - 6.99% ...........................          12,989
61.77              201           18.04
         7.00% - 7.99% ...........................             376
1.79               --              --
                                                          --------
--------         --------        --------
Total certificates of deposit ....................          13,586
64.61              211           18.94
                                                          --------
--------         --------        --------

Total deposit ....................................        $ 21,027
100.00%        $  1,114          100.00%
                                                          ========
========         ========        ========

Jumbo certificates ($100,000 and over) mature as follows (in thousands):


AT DECEMBER 31,

-------------------

2000        1999

-------      ------
         Due over one year...........................................       $
3,838         201
         Due one year to five years..................................
1,494          --

-------      ------
                  Total..............................................       $
5,332         201

=======      ======

RESULTS OF OPERATIONS

Our operating results depend primarily on its net interest income, which is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities, consisting primarily of deposits. Net interest income is determined by the difference between yields earned on interest-earning assets and rates paid on interest-bearing liabilities ("interest-rate spread") and the relative amounts of interest-earning assets and interest-bearing liabilities. Our interest-rate spread is affected by regulatory, economic, and competitive factors that influence interest rates, loan demand, and deposit flows. In addition, our net earnings are also affected by the level of nonperforming loans and foreclosed real estate, as well as the level of its noninterest income, and its noninterest expenses, such as salaries and employee benefits, occupancy and equipment costs and income taxes.

The following table sets forth, for the periods indicated, information regarding
(i) the total dollar amount of interest and dividend income of our interest-earning assets and the resultant average yield; (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average costs; (iii) net interest/dividend income; (iv) interest rate spread;
(v) net interest margin.


             YEAR ENDED DECEMBER 31,

--------------------------------------------------------------

2000                            1999

------------------------------   -----------------------------
                                                       AVERAGE    INTEREST
      AVERAGE    INTEREST
                                                           AND      YIELD/
AVERAGE       AND      YIELD/   AVERAGE
                                                       BALANCE   DIVIDENDS
RATE   BALANCE   DIVIDENDS      RATE
                                                      --------   ---------
-------   -------   ---------  --------
Interest-earning assets:
     Loans.........................................   $ 10,635       1,082
10.17%  $    58           5      8.62%
     Securities....................................      7,069         477
6.75       355          22      6.20
     Other interest-earning assets (1).............      6,912         421
6.09     3,095         150      4.85
                                                      --------   ---------
      -------   ---------

      Total interest-earning assets................     24,616       1,980
8.04     3,508         177      5.05
                                                                 ---------
                ---------

Noninterest-earning assets.........................      2,057
          446
                                                      --------
      -------

      Total assets.................................   $ 26,673
      $ 3,954
                                                      ========
      =======

Interest-bearing liabilities:
     Savings, money market and NOW deposits........      4,122         182
4.42        58           1      2.50
     Certificates of deposit.......................      8,629         570
6.61        34           2      5.88
                                                      --------   ---------
      -------   ---------

      Total interest-bearing liabilities...........     12,751         752
5.90        92           3      3.26
                                                                 ---------
-----             ---------      ----

Noninterest-bearing liabilities....................      1,322
           20
Stockholders' equity...............................     12,600
        3,842
                                                      --------
      -------

      Total liabilities and stockholders' equity...   $ 26,673
      $ 3,954
                                                      ========
      =======

Net interest/dividend income.......................              $   1,228
                $     174
                                                                 =========
                =========

Interest-rate spread (2)...........................
2.14%                           1.79%

=====                            ====

Net interest margin (3)............................
4.99%                           4.96%

=====                            ====

Ratio of average interest-earning assets to
     average interest-bearing liabilities..........       1.93
        36.14
                                                      ========
      =======


(1)  Includes interest-bearing deposits and federal funds sold.

(2) Interest-rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3) Net interest margin is net interest income dividend by average interest-earning assets.

                                                                      THREE
MONTHS ENDED MARCH 31,

-------------------------------------------------------------------------
                                                              2001
                     2000

-----------------------------------     ---------------------------------
                                                                INTEREST
AVERAGE                  INTEREST     AVERAGE
                                                AVERAGE              AND
YIELD/     AVERAGE           AND      YIELD/
                                                BALANCE        DIVIDENDS
RATE     BALANCE     DIVIDENDS        RATE
                                                -------        ---------
-------     -------     ---------     --------
                                                                 (DOLLARS IN
THOUSANDS)

Interest-earning assets:
   Loans.................................       $27,342          631
9.23%     $ 3,732        94         10.08%
   Securities............................         5,241           88
6.72        3,397        54          6.36
   Other interest-earning assets(1)......         3,055           41
5.37        7,965       106          5.32
                                                 ------         ----
       -------      ----

       Total interest-earning assets.....        35,638          760
8.53       15,094       254          6.73
                                                                 ---
                    ----

Noninterest-earning assets...............         2,453
         1,879
                                                -------
       -------

       Total assets......................       $38,091
       $16,973
                                                =======
       =======

Interest-bearing liabilities:
   Savings, NOW, money-market
       deposit accounts..................         5,609           55
3.98        1,353         9          2.66
   Time deposits.........................        17,560          284
6.56        1,916        30          6.26
                                                -------          ---
        ------      ----

       Total interest-bearing liabilities        23,169          339
5.93        3,269        39          4.77
                                                -------
                    ----

Noninterest-bearing liabilities..........         2,712
         1,099
Stockholders' equity.....................        12,210
        12,605
                                                -------
        ------

       Total liabilities and
           stockholders' equity..........       $38,091
       $16,973
                                                =======
       =======

Net interest income......................                      $ 421
                    $215
                                                                 ===
                     ===

Interest-rate spread(2)..................
2.60%                                1.96%

====                                 ====

Net interest margin(3)...................
4.73%                                5.70%

====                                 ====

Ratio of average interest-earning
   assets to average interest-bearing
   liabilities...........................          1.54
          4.62
                                                   ====
          ====

---------

(1)      Includes interest-bearing deposits and federal funds sold.
(2) Interest-rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(3) Net interest margin is net interest income dividend by average interest-earning assets.

                              RATE/VOLUME ANALYSIS

The following table sets forth certain information regarding changes in interest income and interest expense for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in rate (change in rate multiplied by prior volume), (2) changes in volume (change in volume multiplied by prior rate) and (3) changes in rate-volume (change in rate multiplied by change in volume).

YEAR ENDED DECEMBER 31, 2000 VS. 1999:



INCREASE (DECREASE) DUE TO

----------------------------------------

        RATE/
                                                                  RATE
VOLUME      VOLUME       TOTAL
                                                                  ----
------      ------       -----

(IN THOUSANDS)

Interest-earning assets:
    Loans ................................................        $ 1
912        164        1,077
    Securities ...........................................          2
416         37          455
    Other interest-earning assets ........................         38
185         48          271
                                                                  ---
-----        ---        -----

      Total ..............................................         41
1,513        249        1,803
                                                                  ---
-----        ---        -----

Interest-bearing liabilities:
    Deposits:
      Savings, demand, money-market and NOW deposits .....          1
102         78          181
      Time deposits ......................................         --
506         62          568
                                                                  ---
-----        ---        -----

      Total ..............................................          1
608        140          749
                                                                  ---
-----        ---        -----

Net change in net interest income ........................        $40
905        109        1,054
                                                                  ===
=====        ===        =====

            COMPARISON OF THE YEAR ENDED DECEMBER 31, 2000 AND 1999

     GENERAL. Net loss for the year ended December 31, 2000 was $569,000 or $.43 per basic and diluted share compared to $299,000 or $.57 per basic and diluted share for 1999. Bay Cities commenced operations on November 10, 1999. During the year ended December 31, 2000, we have not achieved the average asset size necessary to operate profitably.

     INTEREST INCOME. Interest income was $2.0 million for the year ended
         December 31, 2000. Interest income earned on loans was $1.1 million. The average loan portfolio balance was $10.6 million for the year ended December 31, 2000 and the average yield earned was 10.17%.

     INTEREST EXPENSE. Interest expense was $752,000 for the year ended
         December 31, 2000. The average balance of interest-bearing deposits was $12.8 million for the year ended December 31, 2000 and the average cost was 5.90%.

     PROVISION FOR LOAN LOSSES. The provision for loan losses is charged to operations to increase the total allowance to a level deemed appropriate by management and is based upon the volume and type of lending, industry standards, the amount of nonperforming loans and general economic conditions, particularly as they relate to our market areas, and other factors related to the collectibility of our loan portfolio. We recorded a provision for loan losses for the year ended December 31, 2000 of $363,000 and the allowance for loan losses was $387,000 at December 31, 2000. Management believes the allowance is adequate at December 31, 2000.

     NONINTEREST EXPENSE. Noninterest expense was $1.8 million for the year ended December 31, 2000 compared to $816,000 for the year ended December 31, 1999. This increase resulted from the commencement of banking operations.

     INCOME TAX BENEFIT. The income tax benefit for the year ended December 31, 2000 was $343,000 (an effective rate of 37.61%) compared to $180,000 in 1999 (an effective rate of 37.58%). Management believes it is more likely than not the benefit and deferred tax asset recognized will be realized in future periods.

      COMPARISON OF THE THREE-MONTH PERIODS ENDED MARCH 31, 2001 AND 2000

     GENERAL. Net loss for the three-months ended March 31, 2001 was $25,000 compared to $167,000 for 2000. During the three-months ended March 31, 2001, we have not achieved the average asset size to operate profitably.

     INTEREST INCOME. Interest income for the three-months ended March 31, 2001 was $760,000 compared to $254,000 for the three-months ended March 31, 2000. Interest income earned on loans was $631,000 for the three-months ended March 31, 2001 compared to $94,000 for the three-months ended March 31, 2000. The increase was due to an increase in the average loan portfolio balance from $3.7 million for the three-months ended March 31, 2000 to $27.3 million for the three-months ended March 31, 2001 and partially offset by a decrease in the average yield earned from 10.08% for the three-months ended March 31, 2000 to 9.23% for the three-months ended March 31, 2001.

     INTEREST EXPENSE. Interest expense for the three-months ended March 31, 2001 was $339,000 compared to $39,000 for the three-months ended March 31, 2000. The increase was due to an increase in the average balance of interest-bearing deposits from $3.2 million for the three-months ended March 31, 2000 to $23.2 million for the three-months ended March 31, 2001 and an increase in the average cost from 4.77% for the three-months ended March 31, 2000 to 5.93% for the three-months ended March 31, 2001.

     PROVISION FOR LOAN LOSSES. The provision for loan losses is charged to operations to increase the total allowance to a level deemed appropriate by management and is based upon the volume and type of lending, industry standards, the amount of nonperforming loans and general economic conditions, particularly as they relate to our market areas, and other factors related to the collectibility of our loan portfolio. We recorded a provision for loan losses for the three-months ended March 31, 2001 and 2000 of $46,000 and $57,000, respectively and the allowance for loan losses was $433,000 at March 31, 2001. Management believes the allowance is adequate at March 31, 2001.

     NONINTEREST EXPENSE. Noninterest expense was $438,000 for the three-months ended March 31, 2001 compared to $425,000 for the three-months ended March 31, 2000. This increase resulted from our overall growth.

     INCOME TAX BENEFIT. The income tax benefit for the three-months ended
         March 31, 2001 was $14,000 (an effective rate of 36%) compared to $98,000 in 2000 (an effective rate of 37%).

IMPACT OF INFLATION AND CHANGING PRICES

The financial statements and related data presented herein have been prepared in accordance with GAAP, which requires the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, substantially all of our assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on Bay Cities' performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates.

FUTURE ACCOUNTING REQUIREMENTS

Financial Accounting Standards 133 - Accounting for Derivative Investments and Hedging Activities requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivatives and whether they qualify for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. We will be required to adopt this Statement January 1, 2001. Management does not anticipate that this Statement will have a material impact on our financial results.

                                    BUSINESS
GENERAL

The main office of FBBI and Bay Cities Bank is located at 2202 North West Shore Boulevard, Suite 150, Tampa, Hillsborough County, Florida. On December 1, 2000, the Federal Reserve Bank of Atlanta approved our election to become a Financial Holding Company pursuant to the BHC Act. Bay Cities Bank is our sole subsidiary. Our fiscal year ends December 31.

Bay Cities Bank opened for business on November 10, 1999. It engages in a general commercial and retail banking business emphasizing high quality service for the individuals and businesses in and around Tampa, Hillsborough County, Florida. Bay Cities Bank offers a full complement of loans, including commercial, consumer/installment and real estate loans. Commercial and commercial real estate loans account for approximately 61.53% of its total loan portfolio.

MARKET AREA AND COMPETITION

According to the Tampa Tribune Market Guide - 1998, the Tampa Bay market service area ("MSA") is a growth market, where year after year the population size is among the top 25 MSAs nationally. The Tampa Bay MSA ranks second in population size and total number of households among Southeastern metropolitan areas. Only Atlanta has a larger population. The Tampa Bay MSA has the largest population and the most households in Florida, ahead of Miami, Ft. Lauderdale and Orlando. Tampa Bay also ranks high in other vital statistics such as effective buying income and retail activity, not only in Florida, but in the Southeast and the United States.

Competition among financial institutions for deposits and loans in our primary market is intense. Competitors include existing area financial institutions, including insurance companies, consumer finance companies, brokerage houses, credit unions and other business entities which target traditional banking markets. Due to the growth of the Tampa area, it can be anticipated that additional competition will continue from existing and new entrants to the market.

DEPOSITS

Bay Cities offers a variety of interest-bearing and noninterest-bearing deposit accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, regular interest-bearing statement savings accounts and certificates of deposit with fixed rates and a range of maturity date options. The sources of deposits are residents, businesses and employees of businesses within our market area, obtained through the personal solicitation of our officers and directors, direct mail solicitation and advertisements published in the local media. It pays competitive interest rates on time and savings deposits, up to the maximum permitted by law or regulation. Its service charge fee schedule is competitive with other financial institutions in the market area covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts and returned check charges.

LOAN PORTFOLIO

GENERAL - Bay Cities provides a variety of loan products to meet the financing needs of its customers. Commercial loans include both collateralized and uncollateralized loans for working capital (including inventory and receivables), business expansion (including real estate acquisitions and improvements), and purchase of equipment and machinery. A variety of residential real estate loans are offered, including conventional mortgages collateralized by first mortgages liens to enable borrowers to purchase, refinance, construct upon or improve real property. Consumer loans include collateralized and uncollateralized loans for financing automobiles, boats, home improvements, and personal investments. Bay Cities generally enters into lending arrangements for its portfolio loans with individuals who are familiar to us and are residents of our MSA and surrounding area.

We recognize that the risk of loss will vary with:

         -        the type of loan being made,
         - the creditworthiness of the borrower over the term of the loan,
         - the quality of the collateral for the loan (in the case of a collateralized loan), and
         -        general economic conditions,

among other things. Our allowance for loan losses is based on, among other things, industry standards, management's experience, our historical loan loss experience, evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. We follow a conservative lending policy, but one which permits prudent risks to assist businesses and consumers in our market area. Our lending area is generally Hillsborough County. Loan participations are also purchased from correspondent banks. However, participations are also sold, particularly with regard to real estate lending. Interest rates will vary depending on our cost of funds, the loan maturity, and the degree of risk. Whenever possible, interest rates will be adjustable with fluctuations in the "prime" rate. The long-term target loan-to-deposit ratio is approximately 85%. This ratio is expected to meet the credit needs of customers while allowing prudent liquidity through the investment portfolio. Our Directors believe that this positive, community-oriented lending philosophy will translate into a sustainable volume of quality loans in the foreseeable future.

COMMERCIAL LOANS - are primarily underwritten in our market area on the basis of the borrowers' ability to service such debt from income. As a general practice, we take as collateral a security interest in any available real estate, equipment, or other chattel. Such loans, however, may also be made on an uncollateralized basis. Collateralized working capital loans will be primarily collateralized by short term assets whereas term loans will be primarily collateralized by long term assets. Unlike residential mortgage loans, which generally are made on the basis of the borrowers' ability to make repayment from his employment and other income, and which are collateralized by real property whose value tends to be easily ascertainable, commercial loans are typically underwritten on the basis of the borrower's ability to make repayment from the cash flow of the business and generally are collateralized by business assets, such as accounts receivable, equipment and inventory.

CONSUMER LOANS - include the financing of:


         -        automobiles                        -        home improvement
loans
         -        home equity lines of credit        -        recreation
vehicles
         -        boats                              -        personal
(collateralized and uncollateralized)
         -        second mortgages                   -        deposit account
collateralized loans

Consumer loans are made at fixed and variable interest rates and may be made based on up to a 10-year amortization schedule, but which become due and payable in full and are generally refinanced in 36 to 60 months. Consumer loans are attractive to Bay Cities because they typically have a shorter term and carry higher interest rates than that charged on other types of loans.

We are also capable of offering mortgage construction loans and residential mortgage loans. We do not actively seek such loans, however, and maintain a minimal amount of these loans in our portfolio. We refer most prospective borrowers in these categories to third parties in exchange for fees.

LOAN LOSS ALLOWANCE

In considering the adequacy of our allowance for loan losses, management has considered that as of December 31, 2000, approximately 62% of outstanding loans are in the commercial real estate loan category. Commercial loans are generally considered by management as having greater risk than other categories of loans in our loan portfolio. We believe that the real estate collateral securing our commercial real estate loans reduces the risk of loss inherently present in commercial loans.

At December 31, 2000, our consumer loan portfolio consisted primarily of lines of credit and installment loans secured by automobiles, boats and other consumer goods. We believe that the risk associated with these types of loans has been adequately provided for in the loan loss allowance.

Our Board of Directors monitors the loan portfolio monthly in order to evaluate the adequacy of the allowance for loan losses. In addition to reviews by regulatory agencies, Bay Cities engages the services of outside consultants to assist in the evaluation of credit quality and loan administration. These professionals complement our internal system, which identifies potential problem credits as early as possible, categorizes the credits as to risk and includes a reporting process to monitor the progress of the credits.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged off against the allowance when management believes the collectibility of principal is unlikely. The monthly provision for loan losses is based on management's judgment, after considering known and inherent risks in the portfolio, our past loss experience, adverse situations that may affect the borrower's ability to repay, assumed values of the underlying collateral securing the loans, the current and prospective financial condition of the borrower, and the prevailing and anticipated economic condition of the local market. During the year ended December 31, 2000, no loans were charged off against the allowance for loan losses.

INVESTMENTS

As of December 31, 2000, federal funds sold and investment securities comprised approximately 17% of Bay Cities' total assets and net loans comprised approximately 76% of Bay Cities' total assets.

Our primary objective is to have an investment portfolio comprised of a mixture of investments which will earn an acceptable rate of return while meeting our liquidity requirements. This is generally accomplished by matching the maturity of assets with liabilities to the greatest extent possible.

Bay Cities invests primarily in U.S. obligations guaranteed as to principal and interest. We also on occasion enter into federal funds transactions with our principal correspondent banks in which we are a net seller of funds. All investments with a maturity in excess of one year will be readily salable on the open market.

DATA PROCESSING

Bay Cities has a data processing servicing agreement with Marshall & Isley Bank. This servicing agreement provides us with a full range of data processing services, including an automated general ledger, deposit accounting, commercial, real estate and installment lending data processing, central information file and ATM processing. The monthly service fee is based on the type, kind and volume of data processing services provided, priced at a stipulated rate schedule.

EMPLOYEES

FBBI currently employs three executive officers and Bay Cities employs ten employees. Employees are hired as needed to meet company-wide personnel demands.

MONETARY POLICIES

The results of our operations are affected by credit policies of monetary authorities, particularly the Federal Reserve Board. The instruments of monetary policy employed by the Federal Reserve Board include open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and limitations on interest rates which member banks may pay on time and savings deposits. In view of changing conditions in the national economy and in the money market, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve Board, no prediction can be made as to our possible future changes in interest rates, deposit levels, loan demand, or our business earnings.

                           SUPERVISION AND REGULATION

We operate in a highly regulated environment. Our business activities, which are governed by statute, regulation and administrative policies, are supervised by a number of federal regulatory agencies, including the Federal Reserve Board, the Department and the FDIC. The following is a brief summary of the more recent legislation which affects us:

In 1999, financial services regulation was significantly reformed with the adoption of the Gramm-Leach-Bliley Act ("GLA"). The GLA provides for the streamlining of the regulatory oversight functions of the various federal banking regulators. Of significance, the GLA permits Bank Holding Companies ("BHC") that are well managed, well capitalized and that have at least a satisfactory Community Reinvestment Act rating to operate as Financial Holding Companies ("FHC"). In addition to activities that are permissible for BHCs and their subsidiaries, the GLA permits FHCs and their subsidiaries to engage in a wide variety of other activities that are "financial in nature" or are incidental to financial activities.

The GLA also requires financial institutions to permit, with few exceptions, their customers to "opt out" of having their personal financial information shared with nonaffiliated third parties. The GLA bars financial institutions from disclosing customer account numbers to direct marketers and mandates that institutions provide annual disclosure to their customers regarding the institution's privacy policies and procedures.

We are regulated by the Federal Reserve Board under the BHC, which requires every BHC to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of the voting shares of any bank or all or substantially all of the assets of a bank, and before merging or consolidating with another BHC. The Federal Reserve Board (pursuant to regulation and published policy statements) has maintained that a BHC must serve as a source of financial strength to its subsidiary banks. In adhering to the Federal Reserve Board policy, we may be required to provide financial support for Bay Cities Bank at a time when, absent such Federal Reserve Board policy, FBBI may not deem it advisable to provide such assistance.

As a BHC, we are required to file with the Federal Reserve Board an annual report of its operations at the end of each fiscal year and such additional information as the Federal Reserve Board may require pursuant to the BHC Act. The Federal Reserve Board may also make examinations of FBBI and Bay Cities Bank.

Having completed a public offering with our shares of common stock registered under the Securities Act of 1933, FBBI has chosen to file periodic public disclosure reports with the SEC pursuant to the Securities Exchange Act of 1934, and the regulations promulgated thereunder.

Form 10-KSB is a required annual report that must contain a complete overview of our business, financial, management, regulatory, legal, ownership and organizational status. We must file Form 10-KSB by March 31 of each year.

Similarly, Form 10-QSB, must contain information concerning FBBI on a quarterly basis. Although Form 10-KSB requires the inclusion of audited financial statements, unaudited statements which are reviewed by our auditors, are sufficient for inclusion on Form 10-QSB. Any significant non-recurring events that occur during the subject quarter, as well as changes in securities, any defaults and the submission of any maters to a vote of security holders, must also be reported on Form 10-QSB.

Additionally, if any of six significant events (a change in control, an acquisition or disposition of significant assets, bankruptcy or receivership, a change in certifying accountant, any resignation of directors or a change in fiscal year end) occurs in a period between the filing of Form 10-KSB or a Form 10-QSB, such event must be reported on a Form 8-KSB.

When communicating with shareholders, FBBI's proxy solicitations for our annual meetings of shareholders must contain certain detailed disclosures regarding our current status. In addition, FBBI's Annual Report must contain certain information, including audited financial statements, similar to what is found on Form 10-KSB.

Individual directors, officers and owners of more than 10% of our common stock, must also file individual disclosures of the amount of our securities (stock, options or warrants) they beneficially own and of any transactions in such securities to which they are parties. The initial status of all such individuals was reported on Form 3, securities transactions are reported on Form 4 as they occur, and an annual report of ownership is filed on Form 5. In certain instances, the filing of a Form 4 or a Form 5 can relieve the reporting individual of their duty to file the other.

As a state-chartered bank, Bay Cities Bank is subject to the supervision of the Department, the FDIC and the Federal Reserve Board. Bay Cities may establish branch offices anywhere within the State of Florida. Bay Cities is also subject to the Florida banking and usury laws restricting the amount of interest which it may charge in making loans or other extensions of credit. As a subsidiary of FBBI, Bay Cities is subject to restrictions under federal law in dealing with FBBI and other affiliates, if any. These restrictions apply to extensions of credit to an affiliate, investments in the securities of an affiliate and the purchase of assets from an affiliate.

Loans and extensions of credit by state banks are subject to legal lending limitations. Under state law, a state bank may grant unsecured loans and extensions of credit in an amount up to 15% of its unimpaired capital and surplus to any person. In addition, a state bank may grant additional loans and extensions of credit to the same person up to 10% of its unimpaired capital and surplus, provided that the transactions are fully secured. This 10% limitation is separate from, and in addition to, the 15% limitation for unsecured loans. Loans and extensions of credit may exceed the general lending limit if they qualify under one of several exceptions.

We are subject to regulatory capital requirements imposed by the Federal Reserve Board, the FDIC and the Department. Both the Federal Reserve Board and the FDIC have established risk-based capital guidelines for bank holding companies and banks which make regulatory capital requirements more sensitive to differences in risk profiles of various banking organizations. The capital adequacy guidelines issued by the Federal Reserve Board are applied to bank holding companies on a consolidated basis with the banks owned by the holding company. The FDIC's risk capital guidelines apply directly to state banks regardless of whether they are a subsidiary of a bank holding company. Both agencies' requirements (which are substantially similar) provide that banking organizations must have capital equivalent to 8% of risk weighted assets. The risk weights assigned to assets are based primarily on credit risks. Depending upon the riskiness of a particular asset, it is assigned to a risk category. For example, securities with an unconditional guarantee by the United States government are assigned to the lowest risk category. A risk weight of 50% is assigned to loans secured by owner-occupied one to four family residential mortgages. The aggregate amount of assets assigned to each risk category is multiplied by the risk weight assigned to that category to determine the weighted values, which are added together to determine total risk-weighted assets. At December 31, 2000, our total risk-based capital and Tier 1 capital ratio were 22.66% and 20.61%, respectively. Both the Federal Reserve Board and the FDIC have also implemented minimum capital leverage ratios to be used in tandem with the risk-based guidelines in assessing the overall capital adequacy of bank and bank holding companies. Under these rules, banking institutions are required to maintain a ratio of 3% Tier 1 capital to total assets (net of goodwill). Tier 1 capital includes common stockholders equity, noncumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries.

Both the risk-based capital guidelines and the leverage ratio are minimum requirements, applicable only to top-rated banking institutions. Institutions operating at or near these levels are expected to have well-diversified risk, excellent asset quality, high liquidity, good earnings and in general, have to be considered strong banking organizations, rated composite 1 under the CAMELS rating system for banks or the BOPEC rating system for bank holding companies. Institutions with lower ratings and institutions with high levels of risk or experiencing or anticipating significant growth would be expected to maintain ratios 100 to 200 basis points above the stated minimums.

The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), created five "capital categories" ("well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized") which are defined in the FDICIA and which are used to determine the severity of corrective action the appropriate regulator may take in the event an institution reaches a given level of undercapitalization. For example, an institution which becomes "undercapitalized" must submit a capital restoration plan to the appropriate regulator outlining the steps it will take to become adequately capitalized. Upon approving the plan, the regulator will monitor the institution's compliance. Before a capital restoration plan will be approved, any entity controlling a bank (i.e., a BHC) must guarantee compliance with the plan until the institution has been adequately capitalized for four consecutive calendar quarters. The liability of the BHC is limited to the lesser of 5% of the institution's total assets or the amount which is necessary to bring the institution into compliance with all capital standards. In addition, "undercapitalized" institutions will be restricted from paying management fees, dividends and other capital distributions, will be subject to certain asset growth restrictions and will be required to obtain prior approval from the appropriate regulator to open new branches or expand into new lines of business. As an institution drops to lower capital levels, the extent of action to be taken by the appropriate regulator increases, restricting the types of transactions in which the institution may engage and ultimately providing for the appointment of a receiver for certain institutions deemed to be critically undercapitalized.

The FDICIA requires each federal banking agency to prescribe for all insured depository institutions and their holding companies standards relating to internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. In addition, the federal banking regulatory agencies have prescribed by regulation standards specifying:

         -        maximum classified assets to capital ratios;
         - minimum earnings sufficient to absorb losses without impairing capital;
         - to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions or the depository institution holding companies; and
         - such other standards relating to asset quality, earnings and valuation as the agency deems appropriate.

Finally, each federal banking agency has prescribed standards for employment contracts and other compensation arrangements of executive officers, employees, directors and principal shareholders of insured depository institutions that prohibit compensation and benefits and other arrangements that are excessive or that could lead to a material financial loss for the institution. If an insured depository institution or its holding company fails to meet any of its standards described above, it will be required to submit to the appropriate federal banking agency a plan specifying the steps that will be taken to cure the deficiency. If an institution fails to submit an acceptable plan or fails to implement the plan, the appropriate federal banking agency will require the institution or holding company to correct the deficiency and, until corrected, may impose restrictions on the institution or the holding company including any of the restrictions applicable under the prompt corrective action provisions of the FDICIA.

In response to the directive issued under the FDICIA, the regulators have adopted regulations which, among other things, prescribe the capital thresholds for each of the five capital categories established by the FDICIA. The following table reflects the capital thresholds:


                                             TOTAL RISK -          TIER 1 RISK -
       TIER 1
                                            BASED CAPITAL          BASED CAPITAL
      LEVERAGE
                                               RATIO                  RATIO
       RATIO
                                            -------------          -------------
      --------
Well capitalized(1)                             10%                     6%
          5%
Adequately capitalized(1)                        8%                     4%
          4%(2)
Undercapitalized(3)                           <  8%                  <  4%
       <  4%
Significantly Undercapitalized(3)             <  6%                  <  3%
       <  3%
Critically Undercapitalized(3)                  --                     --
       <  2%


---------

(1)      An institution must meet all three minimums.
(2) 3% for composite 1-rated institutions, subject to appropriate federal banking agency guidelines.
(3) An institution falls into these categories if it is below the specified capital level for any of the three capital measures.

Based upon the above regulatory ratios, Bay Cities Bank is considered to be well capitalized.

The FDICIA also provided that banks must meet new safety and soundness standards. In order to comply with the FDICIA, the Federal Reserve Board and the FDIC adopted a rule which institutes guidelines defining operational and managerial standards relating to internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth, director and officer compensation, asset quality, earnings and stock valuation. Both the capital standards and the safety and soundness standards which the FDICIA implements were designed to bolster and protect the deposit insurance fund.

Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle Act"), restrictions on interstate acquisitions of banks by BHCs were repealed on September 29, 1995, such that any out-of-state BHC is able to acquire and consolidate any Florida-based bank, subject to certain deposit percentage and other restrictions as of the effective date of the Riegle Act. The legislation also provides that, unless an individual state elected beforehand either:

         -        to accelerate the effective date; or
         - to prohibit out-of-state banks from operating interstate branches within its territory,

then adequately capitalized and well managed BHCs are able to consolidate multiple interstate banks. De novo branching by an out-of-state bank is permitted only if it is expressly permitted by the laws of the host state. The authority of a bank to establish and operate branches within a state continues to be subject to applicable state branching laws. Florida has adopted legislation which permits interstate acquisitions and interstate branching. Florida law prohibits de novo branching into Florida by out-of-state banks.

The scope of regulation and permissible activities of FBBI is subject to change by future federal and state legislation.

                                   MANAGEMENT

The following table sets forth certain information with respect to FBBI's and Bay Cities' officers, directors and key employees:



POSITION                       POSITION
NAME                                       AGE
FBBI                      BAY CITIES BANK
-----                                      ---
-------------------------        ---------------------
A. Bronson Thayer                           61                      Chief
Executive Officer &        Chairman of the Board
                                                                      Chairman
of the Board

Gregory W. Bryant                           37                        President
& Director             President, Chief

                     Executive Officer &

                          Director

Marti J. Warren                             39                       Chief
Financial Officer        Senior Vice-President &

                   Chief Financial Officer

Johnny R. Adcock                            56
Director                           --

Monroe E. Berkman                           61
--                          Director

John C. Bierley                             64
Director                       Director

Anthony J. Borrell                          60
--                          Director

Troy A. Brown                               67
--                          Director

John B. Caswell                             62
Director                           --

Frank G. Cisneros                           59
Director                           --

Lawrence H. Dimmitt, III                    54
Director                           --

Jeff Huenink                                44
Director                           --

Margaret V. Hunt                            38
--                          Director

Timothy A. McGuire                          52                          Former
President              Former President &

                   Chief Executive Officer

Robert A. Monroe                            64
Director                           --

Eric M. Newman                              52
Director                           --

Chris A. Peifer                             53
--                          Director

Eiji Sadato                                 33
Director                           --

A. BRONSON THAYER, AGE 61: Mr. Thayer has been Managing Director of the Investment Counsel Company since 1997. Prior to that, Mr. Thayer was Chairman and Chief Executive Officer of First Florida Banks, Inc. He has also served as Executive Vice President and Chief Financial Officer of Lykes Bros., Inc. and as Vice President of Dominick & Dominick, Inc. Mr. Thayer is a graduate of Harvard College and received his MBA from New York University. He currently serves as a director of Lykes Bros., Inc. Mr. Thayer has also served on the Boards of the Jacksonville Branch of the Federal Reserve Bank of Atlanta, LTV Corp., American Ship Building and Enron Corporation. Mr. Thayer has been a resident of Hillsborough County, Florida since 1972. Mr. Thayer has been Chief Executive Officer and Chairman of the Boards of FBBI and Bay Cities since inception.

GREGORY W. BRYANT, AGE 37: Mr. Bryant has been the President of FBBI and the President and Chief Executive Officer of Bay Cities since January 2001. He first joined Bay Cities as its Executive Vice President and Senior Lender in October 1999. Immediately prior to that, he was an account executive with GE Capital. From 1988 to 1999, Mr. Bryant was with SouthTrust Bank, where he attained the position of Senior Vice President, Manager of Metro Banking. He received a Bachelors of Science from Jacksonville State University and graduated from the University of Colorado's Graduate School of Banking in 1998. Mr. Bryant is active in the Idlewild Baptist Church and other Tampa civic activities.

MARTI J. WARREN, AGE 39: Mr. Warren has been Chief Financial Officer for Bay Cities since April 1999 and Chief Financial Officer and Senior Vice-President of FBBI. Mr. Warren attended the Florida School of Banking from 1989 to 1991. From September 1996 to May 1998, Mr. Warren was a Vice-President and Cashier at Intervest Bank in Clearwater, Florida. Between June 1998 and March 1999, Mr. Warren was Senior Vice-President and Senior Operations Officer at Florida Bank, NA in Tampa, Florida.

JOHNNY R. ADCOCK, AGE 56: Mr. Adcock has been President of Adcock Financial Group since 1990. Mr. Adcock received a degree in Business Administration from Auburn University in 1967 and became a member of the American Society of Charter Life Underwriters in 1972. Mr. Adcock formerly served as Chairman of the Board of Directors of the Northside Bank of Tampa and from 1987 to 1996, served on the Board of Directors of the Tampa Sports Authority. Mr. Adcock has been a director with us since April 1998.

MONROE E. BERKMAN, AGE 58: Mr. Berkman has been with The Associated Group, Inc. and its predecessor, Associated Communications Corporation, Inc., since 1979 and currently holds the title of Vice President. Additionally, he serves as President of W. SOL Tampa Bay, Inc. and the Monroe E. & Suzette M. Berkman Foundation. Mr. Berkman is a graduate of the University of Pennsylvania. He currently serves as a Trustee for Berkeley Preparatory School and The Tampa Museum of Art and is a member of the Board of Directors of The Tampa Marine Institute. Mr. Berkman has been a resident of Hillsborough County, Florida since 1973. Mr. Berkman has been a Director of FBBI since our inception.

JOHN C. BIERLEY, AGE 64: Mr. Bierley has been a partner in the firm of Smith, Clark, Delesie, Bierley, Mueller & Kadyk, specializing in international law, since 1997. Prior to that, Mr. Bierley was a partner in the firm of MacFarlaine, Ferguson & McMullen. He received his Bachelors of Arts and Juris Doctorate from the University of Florida. He is also been a director of Cayman National Bank, Ltd. a position he has held since 1973. Mr. Bierley was previously a director of GulfBay Bank of Florida from 1988 to 1992 and SouthTrust Bank of West Florida from 1992 to 1995. Mr. Bierley has been a Director with us and Bay Cities since our organization.

ANTHONY J. BORRELL, JR., AGE 60: Mr. Borrell has been a Director of Bay Cities since April 1999. Mr. Borrell attended Auburn University where he received a Bachelors degree in 1964. Beginning in 1980, Mr. Borrell was employed as President of Wilbey Industrial Service Corporation an investment company located in Tampa, Florida. Since 1998, Mr. Borrell has been President of Wilbey Land Corporation, real estate development company. Mr. Borrell is a lifetime resident of Tampa, Florida.

TROY A. BROWN, JR., AGE 64: Mr. Brown is President of RayBro/CED and has held that position since 1991. Prior to that position, Mr. Brown served as President and Director of RayBro Electric Supplies, Inc. Mr. Brown is a graduate of Harvard College and received his Juris Doctorate degree from the University of North Carolina Law School. He is currently a member of the Florida Bar Association. He has been a past director of First Florida Bank, First Florida Banks, Inc., Exchange Bank of Tampa, Exchange Bank of Temple Terrace, Smally Transportation Co., Greater Tampa Chamber of Commerce and the National Association of Electrical Distributing. Mr. Brown is a lifetime resident of Hillsborough County, Florida. Mr. Brown has been a Director of FBBI since our inception.

JOHN B. CASWELL, AGE 62: Mr. Caswell has been the owner and chairman of The Omnia Group, Tampa, Florida since 1985 and is a director of the Berkshire Life Insurance Company, Pittsfield, Massachusetts. Mr. Caswell formerly served on the Boards of the Southern Exchange Bank, Tampa, Florida and the Bay Bank Valley Trust Company, Springfield, Massachusetts. Mr. Caswell received a Bachelors of Arts from Brown University, Providence, Rhode Island and a Masters of Business Administration from Columbia University, New York, New York. Mr. Caswell has been a Director with us and Bay Cities since April 1999.

FRANK G. CISNEROS, AGE 58: Mr. Cisneros is President and Chief Executive Officer of Marman USA, Inc. and has been with the company since 1953. He also currently serves as President of Westshore Holdings, Inc. Prior to that, Mr. Cisneros served as Chairman of the Board of Micro-Flo Co., Inc. Mr. Cisneros attended the University of Villanova, Havana, Cuba, and is a graduate of the University of Tampa. He was a former director of the Gulf Bay Bank of Tampa and SouthTrust Bank of West Florida and served as the director of the Society of International Business Fellows. He has also served on the Board of Governors of the Greater Tampa Chamber of Commerce as a Board member of the United Way of Tampa, the American Red Cross and the Jesuit High School Foundation. Mr. Cisneros currently serves as Trustee for the Academy of the Holy Names Foundation, Museum of Science and Industries (MOSI), the Henry B. Plant Museum, and was King XVII of the Krewe of the Knights of Saint Yago. Mr. Cisneros has been a resident of Hillsborough County, Florida since 1961. Mr. Cisneros has been a Director with us since our inception.

LAWRENCE H. DIMMITT, III, AGE 54: The Dimmitt family has been in the automobile dealership business in Clearwater, Florida for over 75 years. Mr. Dimmitt has been the owner and operator of Dimmitt Chevrolet for over 25 years. He received his undergraduate degree from the University of the South and attended graduate school at Emory University. Mr. Dimmitt serves on the Chevrolet National Dealer Council and has served as President of the Clearwater Auto Dealer's Association. He is a past director of Bay Cities of Clearwater and First Florida Bank of Clearwater. Mr. Dimmitt is a lifelong resident of Pinellas County, Florida. Mr. Dimmitt has been a Director with us and Bay Cities since our inception.

JEFF HUENINK, AGE 44: Mr. Huenink was born in Chicago, Illinois and currently resides in Clearwater, Florida. A graduate of the University of South Florida, Mr. Huenink has been a consultant to MacGray, Boston, Massachusetts, since 1997 and serves as a director of TransWorld Electronics, a manufacturer of computer chips. From 1978 to 1997, Mr. Huenink served as President of Sun Services of America, Inc. Mr. Huenink has been a Director with us and Bay Cities since our organization.

MARGARET V. HUNT, AGE 38: Ms. Hunt has been a Director of Bay Cities since April 1999. Ms. Hunt attended the University of South Carolina and received a Bachelors in Accounting in 1985 and a Masters in Accounting in 1986. Ms Hunt has been employed as President and Chief Executive Officer of Connection Staffing, Inc. in Tampa, Florida since May 1995. From August 1996 through June 2001, she was also employed as President and Chief Executive Officer of Connection Staffing South, Inc. Both companies provide staffing solutions in accounting, finance, human resources, information technology and office support.

TIMOTHY A. MCGUIRE, AGE 49: Mr. McGuire has 25 years of broad-based commercial banking and bank management experience. Mr. McGuire received his Bachelor of Arts degree from Purdue University and his Masters of Science in Management from the Krammert Graduate School, Purdue University. Mr. McGuire has been a resident of Hillsborough County, Florida since 1994. From 1973 through 1981, he held various positions with Indiana National Bank, including Vice President and European Representative, London, England. Subsequently, in 1983 Mr. McGuire joined Barnett Bank where he held various management positions throughout the Barnett system, including Vice President-Commercial Lending (Tampa), Vice President-U.S. Banking (Jacksonville), Senior Vice President & Manager-Commercial Lending (Jacksonville), Senior Vice President & Credit Manager (Atlanta, GA), Executive Vice President & Senior Loan Officer and Executive Vice President & Senior Credit Officer (Atlanta, GA). Most recently, Mr. McGuire participated in the successful establishment of First of America Bank as a commercial bank in West Central Florida, and served as the Senior Vice President and Senior Loan Officer from September, 1994 until First of America was acquired by South Trust in January, 1998. Mr. McGuire was President of Bay Cities and FBBI, as well as the Chief Executive Officer of Bay Cities, from their inception until December 2000.

ROBERT A. MONROE, AGE 64: Mr. Monroe has been the President of Leonine Workshop, Inc., a sales, marketing and diversity-issues consulting firm in Tampa, Florida since 1995. Prior to his affiliation with Leonine, Mr. Monroe spent 31 years with Joseph E. Seagram & Sons, Inc., where he held numerous sales and marketing positions, culminating in his serving as Executive Vice President, Diversity, reporting directly to the President and Chief Executive Officer. He received a Bachelors of Business Administration from Hofstra University, Long Island, New York. Mr. Monroe is active in a wide variety of Tampa Bay civic and charitable activities, including the Tampa Bay Male Club and the Tampa Bay Performing Arts Center. Mr. Monroe has been a Director with us and Bay Cities since April 1999.

ERIC M. NEWMAN, AGE 52: Mr. Newman is President of J.C. Newman Cigar Company and has been with that company for over 25 years. Mr. Newman actively serves in the community as the President of the Cigar Manufacturers Association of Tampa, Vice President of Congregation Schaarai Zedek, and as a member of the Boards of the Merchants Association of Florida and the Cigar Association of America. Mr. Newman was also selected as a Community Hero to carry the 1996 Olympic Torch. Mr. Newman received a Bachelor of Arts degree from the University of the South, and a Masters of Business Administration from Emory University. Mr. Newman also has business interests in the Luis Martinez Cigar Company and SERCO Company. Mr. Newman has been a resident of Hillsborough County, Florida since 1954. Mr. Newman has been a Director with us and Bay Cities since our inception.

CHRIS A. PEIFER, AGE 50: Mr. Peifer is President of Tice Financial Services, Tampa, Florida and has held that position since 1987. Mr. Peifer was also a director of the Commercial Bank of Georgia from 1987 until 1995. Since 1997, Mr. Peifer has served as a director of The Medical Manager following its public offering on the NASDAQ. He also served on the Board of PrimeSource of Dallas, Texas for a period of nine years. From 1990 to 1994, Mr. Peifer served as a Board Member of the Tampa Preparatory School and as Board President from 1994 to 1997. Additionally, he has served on the Board of The Metropolitan Ministry from 1994 to 1997. Mr. Peifer received his Bachelor of Arts degree from Denison University and his Masters in Business Administration from Northwestern University. Mr. Peifer has been a resident of Hillsborough County, Florida since 1987. Mr. Peifer has been a Director of FBBI since our inception.

EIJI SADATO, AGE 33: Mr. Sadato was born in Kobe, Japan and presently resides in Valrico, Florida. Mr. Sadato has been the President of Tampa Bay International Sports School, Inc. since 1988 and the Executive Vice President of Sun Green, Inc., a sports marketing and real estate development company since 1997. Mr. Sadato has been a director with us since April 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has two standing committees, while Bay Cities has five standing committees. Their duties are described as follows:

EXECUTIVE LOAN COMMITTEE (BAY CITIES ONLY) -- The Executive Loan Committee is responsible for ensuring the soundness of Bay Cities' credit policy and adherence to lending policies and compliance with applicable laws, rules and regulations. To fulfill these responsibilities, the Executive Loan Committee reviews the adequacy of Bay Cities' credit policy on at least an annual basis, reviews all large loans and monitors the performance of the loan portfolio on an ongoing basis. Monroe E. Berkman, Troy A. Brown, Gregory W. Bryant, Chris Peifer and A. Bronson Thayer serve on the Executive Loan Committee.

ASSET/LIABILITY AND INVESTMENT COMMITTEE (BAY CITIES ONLY) -- The Asset/Liability and Investment Committee is responsible for ensuring the soundness of Bay Cities' investment policy and asset/liability management policy, conformance to those policies and compliance with applicable laws, rules and regulations. To fulfill these responsibilities, the committee reviews the adequacy of the investment and asset/liability management policies on at least an annual basis. The committee also monitors performance of the investment portfolio, Bay Cities' liquidity position and its interest rate sensitivity position. The Asset/Liability and Investment Committee is composed of John C. Bierley, Anthony J. Borrell, Gregory W. Bryant, Chris Peifer, A. Bronson Thayer and Marti J. Warren (non-director member).

AUDIT COMMITTEE (FBBI AND BAY CITIES) -- The Audit Committees are responsible for ensuring that an adequate audit program exists and that Company personnel are operating in conformance with all applicable laws, rules and regulations. Bay Cities' Audit Committee is responsible for the integrity of the internal loan review system. Monroe E. Berkman, John C. Bierley, Troy A. Brown, Margo V. Hunt and A. Bronson Thayer serve on Bay Cities' Audit Committee. FBBI's Audit Committee reviews our auditing, accounting, financial reporting and internal control functions in accordance with our charter adopted by the Board of Directors on July 27, 2000. This committee recommends FBBI's independent auditor and reviews our services. FBBI's Audit Committee is comprised of Johnny
R. Adcock, John C. Bierley, John B. Caswell, Chairman Frank G. Cisneros, Robert
A. Monroe and Eric M. Newman, all of whom are nonemployee directors. In 2000, FBBI's Audit Committee held four meetings. As part of its duties, the Audit Committee reviewed and discussed with FBBI's management and independent auditors:

         - our audited financial statements for the fiscal year ended December 31, 2000;
         - those matters required to be discussed by Statement on Auditing Standards 61; and
         - the written disclosures and letter from the independent auditor regarding its independence as required by Independence Standards Board Standard No. 1.

COMPENSATION COMMITTEE (FBBI AND BAY CITIES) -- The Compensation Committees are responsible for ensuring that our compensation policies are effectively meeting their objectives. Compensation is reviewed on an annual basis, or more frequently if necessary. Bay Cities' Compensation Committee is composed of Monroe E. Berkman, Anthony J. Borrell, Margo V. Hunt, Chris Peifer and A. Bronson Thayer. FBBI's Compensation Committee is comprised of Johnny R. Adcock, John C. Bierley, Chairman Lawrence H. Dimmitt III, Jeff Huenink, Eric M. Newman, Eiji Sadato and A. Bronson Thayer. In 2000, FBBI's Compensation Committee held one meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

The following table sets forth information regarding the current beneficial ownership of FBBI common stock of our directors and executive officers and the directors and executive officers of Bay Cities. The number and percentage of shares held by each person reflects the number of shares that person currently owns, plus the number of common stock that person has the right to acquire.


                                       NUMBER % OF
   NAME AND ADDRESS OF                  OF SHARES           RIGHT TO
BENEFICIAL
    BENEFICIAL OWNER                     OWNED(5)          ACQUIRE(6)
OWNERSHIP
    ----------------                   -----------         ---------
----------
Johnny R. Adcock(1)
1116 Flores de Avila                     25,000              27,500
3.89
Tampa, FL 33613

Monroe E. Berkman(3)
3401 Beach Drive                         50,000              62,000
8.10
Tampa, FL 33629

John C. Bierley(1)(3)
5414 Lykes Lane                          35,000(7)           47,000(7)
6.00
Tampa, FL 33611

Anthony J. Borrell, Jr.(3)
4967 Bayshore Blvd.                      25,000              30,000
4.07
Tampa, FL 33611

Troy A. Brown(3)
1013 S. Skokie Street                    30,000              42,000
5.28
Tampa, FL 33629

Gregory W. Bryant(1)(2)(3)(4)
13023 Whisper Sound Drive                 2,500               27,500
2.23
Tampa, FL 33624

John B. Caswell(1)
3435 Bayshore Blvd., # 1500              25,000              30,000
4.07
Tampa, FL 33529

Frank G. Cisneros(1)
4918 Lyford Cay Road                     50,000(8)           62,000(8)
8.10
Tampa, FL 33629

Lawrence H. Dimmitt(1)(3)
1015 Bay Esplanade                       30,000              42,000
5.28
Clearwater Beach, FL 33756

Jeff Huenink(1)
2758 Heron Place                         20,000              25,000
3.34
Clearwater, FL 33762

Margaret V. Hunt(3)
3609 Jetton Avenue                       10,000              12,500
1.69
Tampa, FL 33629

Timothy A. McGuire                           --               4,000
0.00
4801 West Dryad
Tampa, FL 33624

                                         NUMBER                                %
OF
   NAME AND ADDRESS OF                  OF SHARES           RIGHT TO
BENEFICIAL
    BENEFICIAL OWNER                     OWNED(5)          ACQUIRE(6)
OWNERSHIP
    ----------------                   -----------         ----------
----------
Robert A. Monroe(1)                       25,000             30,000
4.07
1206 Parrilla de Avila
Tampa, FL 33613

Eric M. Newman(1)
401 Royal Poinciana Drive                 25,000(9)          37,000(9)
4.57
Tampa, FL 33609-3614

Chris A. Peifer(3)
16308 Villareal de Avila                  25,000             37,000
4.57
Tampa, FL 33613

Eiji Sadato(1)
1463 Oakfield Drive                       30,000             32,500
4.62
Suite 126
Brandon, FL 33511

A. Bronson Thayer(1)(2)(3)
P.O. Box 429                              75,000(10)         87,000(10)
11.51
Thonotossassa, FL 33592

Marti J. Warren(2)(4)
3107 Lakestone Drive                          --             11,000
0.83
Tampa, FL 33618

ALL DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP (17                  482,500            646,000
57.29%
PERSONS)                                 =======            =======
=====

---------
(1)      FBBI director.
(2)      FBBI executive officer.
(3)      Bay Cities director.
(4)      Bay Cities executive officer.
(5)      Includes shares for which the named person:
         -        has sole voting and investment power;
         -        has shared voting and investment power with a spouse;
         -        holds in an IRA or other retirement plan; but
         - does not include shares that may be acquired by exercising warrants or stock options.
(6) Includes shares that may be acquired by exercising warrants or stock options.
(7) Includes 20,000 shares and 20,000 warrants owned by Mr. Bierley's spouse.
(8) Includes 4,600 shares and 4,600 warrants owned by Mr. Cisneros' spouse's IRA.
(9) Is an officer and shareholder of the corporation that is the general partner of the limited partnership that owns 25,000 shares and 25,000 warrants.
(10) Includes 25,000 shares and 25,000 warrants owned by Mr. Thayer's spouse.

         The following table sets forth the beneficial ownership of shareholders other than directors or executive officers with 5% or more beneficial ownership:


                                               NUMBER
                                                 OF
                                               SHARES       RIGHT TO
PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED        ACQUIRE          OF
CLASS
------------------------------------           -------      --------
--------
Gordon A. Cain
8 Greenway Plaza
Suite 702
Houston, Texas 77019                           100,000      100,000
14.07%

                             EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY -- The Board of Directors believes that there is a close relationship between the financial interests of our shareholders and of our officers and key employees. The Board further believes that compensation for officers and key employees should be structured in such a way that total compensation consists of a base salary, as well as short- and long-term incentive awards. To that end, we have created a compensation program which provides for base salaries that are believed to be competitive within the industry for persons with comparable responsibilities, combined with annual cash bonuses tied to reaching specific performance goals, as well as long-term stock options awards.

EXECUTIVE BASE SALARY -- Base salaries for executive officers are established primarily through the use of peer group salary evaluations. The Board of Directors utilizes published compensation studies with regard to compensation levels and practices of comparable commercial banks and financial institutions in order to formulate our recommendation regarding executive officer salaries. For the fiscal year ending December 31, 2000, the base salaries for Timothy A. McGuire and Gregory W. Bryant, the former and current Presidents of FBBI and Chief Executive Officers and Presidents of Bay Cities and Marti J. Warren, Chief Financial Officer of FBBI and Bay Cities were established using the Board's evaluation of salaries paid to executive officers with similar duties at comparable financial institutions. The Chief Executive Officer of FBBI, A. Bronson Thayer, has again agreed to forego any salary in 2001.

ANNUAL CASH BONUS AWARDS -- Cash bonuses awarded to executive officers, if any, are determined annually by the Board of Directors and are based primarily on FBBI's financial results for that year. Objectives are established annually by the Board and cash bonus awards are determined in relationship to achievements relative to these objectives.

LONG-TERM COMPENSATION -- Our long-term compensation plan is presently structured around the 2000 Key Employee Stock Compensation Program.

BENEFITS -- Officers of FBBI are provided hospitalization, major medical, short- and long-term disability, dental insurance and term life insurance under group plans on generally the same terms as are offered to all full-time employees.

EMPLOYMENT CONTRACTS -- We entered into an employment agreement with Timothy A. McGuire in September 1998. Mr. McGuire resigned from his positions with Bay Cities and FBBI and terminated the agreement on December 27, 2000, prior to the vesting of any stock options. Under the terms of his departure he was granted 4,000 options to purchase common stock.

FBBI does not currently have any employment agreements with any of our officers or employees.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table shows compensation information regarding A. Bronson Thayer, Chief Executive Officer of FBBI, Timothy A. McGuire, former President of FBBI and Chief Executive Officer and President of Bay Cities and Gregory W. Bryant, President of FBBI and Chief Executive Officer and President of Bay Cities. No other executive officer received compensation at a level required to be reported herein by SEC regulations.


                                                                      ANNUAL
                          LONG-TERM
                                                                   COMPENSATION
                         COMPENSATION

----------------------------------------------------      --------------

                            AWARDS

       OTHER              SECURITIES
           NAME AND
       ANNUAL             UNDERLYING
      PRINCIPAL POSITION                       YEAR     SALARY(1)       BONUS(2)
   COMPENSATION(2)      OPTIONS/SARS(4)
      ------------------                       ----     ---------       --------
   ---------------      ---------------
A. BRONSON THAYER                              2000          None           None
          None              12,000
Chief Executive Officer of FBBI                1999          None           None
          None                None

TIMOTHY A. MCGUIRE                             2000      $124,800        $28,000
       $ 8,254              45,500(5)
President of FBBI and                          1999       108,330           None
        23,600                None
Chief Executive Officer and President of
Bay Cities (until 12/27/00)

GREGORY W. BRYANT                              2000       100,417         22,000
         3,592              10,000
President of FBBI and Chief Executive          1999        18,590          3,000
          None                None
Officer and President of Bay Cities

---------
(1)      Total base salary paid during the calendar year.
(2) Annual incentive award paid for results achieved during the calendar year.
(3)      Includes the estimated value of:


Timothy A. McGuire                                 2000           1999
------------------                                ------        -------
Avila Golf & Country Club Membership              $4,432        $17,152
Centre Club Membership                             1,407          1,348
Automobile Allowance                               1,870          1,676
COBRA Premiums                                        --          3,424
Life Insurance                                       545             --
                                                  ------        -------
                  Total:                          $8,254        $23,600
                                                  ======        =======


Gregory A. Bryant                                  2000          1999
-----------------                                 ------        ------
Centre Club Membership                            $1,692            --
Automobile Allowance                               1,864            --
Life Insurance                                        36            --
                                                  ------        ------
                  Total                           $3,592            --
                                                  ======        ======

(4)      Number of stock options and stock appreciation rights granted.
(5) Terminated upon resignation. Mr McGuire received 4,000 options pursuant to his termination agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Certain directors, executive officers and principal shareholders (defined as individuals owning 5% or more of FBBI's common stock) of FBBI and Bay Cities are customers of, and have banking relations with, Bay Cities. Loans made to these individuals are governed under the provisions of Section 22(h) of the Federal Reserve Act. Section 22(h) requires that any loans made by Bay Cities to such individuals, or to any related interest of such individuals, must: (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated parties and; (ii) not involve more than the normal risk of repayment or present other unfavorable features. These restrictions do not affect preferential loans to full-time employees who are not directors or executive officers of FBBI.

The following table sets forth information as to all directors and executive officers of FBBI, including members of their immediate families and affiliated entities, who had loans in the aggregate of $60,000 or more during the year ended December 31, 2000.


                                                   MATURITY        HIGHEST
  PRINCIPAL                        TYPE
                                      DATE OF       DATE OF        BALANCE
 BALANCE AT     INTEREST RATE       OF
   NAME AND RELATED PARTY              LOAN          LOAN        DURING 2000
  12/31/00      AS OF 12/31/00     LOAN
   ----------------------            --------      ---------     -----------
 ----------     --------------     ----
JOHNNY R. ADCOCK                      4/24/00      On Demand     $  500,000
 $  500,000      LIBOR + 1.0%      LOC
                                      4/24/00      On Demand         14,848
     14,848         Prime          LOC

JOHN C. BIERLEY                      12/16/99      On Demand        275,260
    275,260         Prime          LOC

FRANK G. CISNEROS
     Juan C. Cisneros                 1/28/00      On Demand         17,338
     17,338        P + 1.0%        LOC
     Certified Public Records Mgmt.   4/27/00      On Demand        241,925
    241,925         Prime          LOC
     Westshore Holdings               4/27/00      On Demand        200,000
    200,000         Prime          LOC
     Amelia Group, LLC                9/29/00      On Demand         13,100
     13,100         Prime          LOC

ERIC M. NEWMAN
      Nicholas Alsis                   4/5/00        3/29/05         19,486
     17,342          9.0%           AL

CHRIS PEIFER
       Landmark Office, LLC          10/16/00       10/16/05      1,200,000
  1,096,695          9.0%           CM

---------

NOTE: "AL" means automobile loan; "CM" means commercial mortgage loan; "LOC" means line of credit.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

We have 10,000,000 shares of common stock, par value $.01, authorized. As of the date of this Registration Statement, 1,320,700 shares of common stock are outstanding.

The holders of common stock are entitled to elect the members of the Board of Directors of FBBI and such holders are entitled to vote as a class on all matters required or permitted to be submitted to the shareholders. No holder of any class of FBBI's stock has preemptive rights with respect to the issuance of shares of that or any other class of stock and the common stock is not entitled to cumulative voting rights with respect to the election of directors.

The holders of common stock are entitled to dividends and other distributions if, as, and when declared by the Board of Directors out of assets legally available for that purpose. Upon the liquidation, dissolution or winding up of FBBI, the holder of each share of common stock will be entitled to share equally in the distribution of our assets. The holders of common stock are not entitled to the benefit of any sinking fund provision. The shares of common stock are not subject to any redemption provisions, nor are they convertible into any other security or property of FBBI. All shares of common stock outstanding upon completion of this offering will be, fully paid and nonassessable.

WARRANTS

We have adopted a warrant plan which provides for the issuance of up to 1,500,000 warrants in connection with our initial offering. There are 1,320,700 warrants outstanding as of the date of this registration statement. The warrant plan sets forth the terms and conditions of the warrants. The Board of Directors adopted an amended and restated warrant plan of FBBI to replace the warrant plan dated May 12, 1999. The amendments provide for the expiration date of the warrants, as set in Section 1(d) of the Plan to be extended from February 7, 2002, to February 7, 2004. In addition, the amendments liberalize the warrant transfer restrictions contained in Section 7. The warrants permit the holders thereof to purchase one share of FBBI common stock for $10.00.

If the market believes that the price of FBBI common stock will remain above $10.00, a speculative market in the warrants could develop. If the market price of FBBI common stock does remain over $10.00 during the life of the warrants, it is likely that a significant number of warrants will be exercised due to the spread between the market price and the warrant price for the stock.

Unexpired warrants may be exchanged for shares upon the payment of $10.00 per share to us, subject to the requirement that the minimum number of shares which will be issued upon any single presentment will be 100 shares, unless the warrant presented is for less than 100 shares, at which time all shares must be purchased. Warrants may be exercised by presenting an executed warrant certificate, along with a check representing the full amount of the exercise price, to: Gregory Bryant, President, Florida Business BancGroup, Inc. at 2202 North West Shore Boulevard, Suite 150, Tampa, Florida 33607.

PREFERRED STOCK

We have 2,000,000 shares of preferred stock authorized. One thousand shares, par value $.01, have been designated Series A Preferred Stock. The Series A Preferred Stock is redeemable for $100.00 per share.

The Board of Directors has the authority to provide for the issuance of preferred stock in a series and to determine the number of shares of each series and the designation, powers, preferences and rights of each series. The Board of Directors provided for the issuance of Class A preferred stock for the purpose of funding pre-opening expenses. Class A Preferred Stock is non-voting stock which pays no mandatory dividend. The preferred stock pays a dividend at the sole discretion of FBBI. In the event of a dissolution, the Class A Preferred Stock will have a distribution preference over common stock. There are no shares of preferred stock outstanding as of the date of this registration statement and we have no plans to issue additional shares in the near future.

We will require the payment of a $10.00 transfer fee with regard to all requests for cancellation and re-issue of FBBI's preferred shares after the initial issue of share certificates. No such fee will be required for shares originally issued, or issued in exchange for warrants.

ARTICLES OF INCORPORATION -- SUMMARY

SPECIAL MEETING OF SHAREHOLDERS. A special meeting of the shareholders may be called by a resolution adopted by a majority of the Board of Directors, the Chairman of the Board or the President, or by shareholders holding at least 20% of the outstanding shares of FBBI.

INDEMNIFICATION. Our Articles provide for the indemnification of directors and executive officers to the maximum extent permitted by Florida law.

ANTI-TAKEOVER PROVISIONS. The following sets forth a general summary of certain provisions of FBBI's Articles which may be deemed to have an anti-takeover effect or otherwise restrict sales of the FBBI's common stock. Despite the belief of the Board of Directors that these restrictive provisions are in the best interest of the shareholders, these provisions may have the effect of discouraging a future takeover attempt which would not be approved by the FBBI's Board of Directors, but pursuant to which shareholders might receive a premium for their common stock over current market prices or the effect of precluding other corporate action that a majority of the shareholders felt was in their best interest. As a result, shareholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions may also render the removal of the Board of Directors and management more difficult. Finally, certain restrictive provisions might make it difficult or impossible to sell common stock to persons other than existing shareholders or might delay such a sale to such an extent as to cause a substantial hardship on the selling shareholder.

AUTHORIZED SHARES. The authorized shares of common stock were authorized in an amount greater than that to be issued in this offering to provide FBBI's Board of Directors with as much flexibility as possible to effect, among other things, financing, acquisitions, stock dividends, stock splits and employee stock option transactions. However, these additional authorized shares may also be used by the Board of Directors consistent with our fiduciary duty to deter future attempts to gain control of FBBI. Our Board currently has no plans for the issuance of any additional preferred or common stock other than the issuance of shares of common stock pursuant to the exercise of warrants in this offering.

DIRECTORS. Our directors are divided into three classes, with the term of office of the first class (Class I) to expire at the 2002 Annual Meeting of Shareholders, the term of office of the second class (Class II) to expire at the 2003 Annual Meeting, and the term of office of the third class (Class III) to expire at the 2004 Annual Meeting. Any director, or the entire Board of Directors, may be removed from office by the affirmative vote of the holders of at least 60% of the voting power of all of the then outstanding shares of capital stock of FBBI entitled to vote generally in the election of directors, voting together as a single class.

BUSINESS COMBINATIONS. The Articles require the affirmative vote or consent of the holders of at least 66% of the shares of voting stock, voting together as a single class, to approve any merger, consolidation, disposition of all or a substantial part of the assets of FBBI or a subsidiary of FBBI, exchange of securities requiring shareholder approval or liquidation of FBBI.

The Board of Directors of FBBI, when evaluating any offer of another "Person" (as defined in the Articles) to: (i) make a tender or exchange offer for any equity security of FBBI; (ii) merge or consolidate FBBI with another corporation or entity; or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of FBBI, shall, in connection with the exercise of our judgement in determining what is in the best interest of FBBI and our shareholders, give due consideration to all relevant factors, including, without limitation: (1) the social and economic effect of acceptance of such offer on FBBI's present and future customers and employees and those of our subsidiaries in the communities in which our subsidiaries operate or are located; (2) on the ability of FBBI to fulfill our corporate objectives as a financial bank holding company; and (3) on the ability of our subsidiary financial banks to fulfill the objectives of such banks under applicable statutes and regulations.

AMENDMENT OF THE ARTICLES. Generally, amendments to the Articles must be approved by a majority affirmative vote of our Board of Directors and also by a majority of the outstanding shares of our voting stock. However, the affirmative vote of 66% of the outstanding shares held by shareholders entitled to vote is required to amend sections of the Articles which deal with Special Meetings of Shareholders and Business Combinations.

                              PLAN OF DISTRIBUTION

Pursuant to SEC Rule 415, FBBI intends to offer, on a continuous basis of shares to be issued pursuant to the warrants until February 7, 2004, unless the Board of Directors terminates the warrants on an earlier date.

Certain officers and directors of FBBI may solicit shareholders or other acquirers of warrants to exercise or sell their warrants. The officers and directors will not receive any commissions or other remuneration in connection with these activities, but they may be reimbursed for reasonable expenses incurred as a result of such activities, if any. In reliance on Rule 3a4-1 of the Securities Exchange Act of 1934, FBBI believes that our officers and directors who are engaged in the sale of the units will not be deemed to be brokers and/or dealers under the Exchange Act. None will be paid in conjunction with the sale of any of our securities. Persons indicating an interest in acquiring common stock through the exercise of warrants will be provided with a copy of this prospectus prior to the acceptance of payment.

We have registered our shares, our warrants and ourselves where required under the securities laws of some, but not all, states. At present, we plan to continue to qualify our shares and warrants for sale in Florida, Georgia and New York. We will not make sales to residents of any states where the offering is not approved. Residents of states other than Florida, Georgia and New York are responsible for locating the appropriate exemption or registering any future sales or purchases of our securities.

                               LEGAL PROCEEDINGS

There are no material legal proceedings pending to which we are a party or to which any of our properties are subject. We are not aware of any material proceedings being contemplated by any governmental authority, nor are we aware of any material proceedings, pending or contemplated, in which any director, officer, affiliate or any principal security holder of 10% or more of the common stock of FBBI, or any associate of the foregoing is a party or has an interest in FBBI.

                                 LEGAL MATTERS

Certain legal matters in connection with the shares of common stock and warrants offered hereby will be passed upon for FBBI by Igler & Dougherty, P.A., 1501 Park Avenue East, Tallahassee, Florida 32301 and 633 North Franklin Street, Suite 601, Tampa, Florida 33602, counsel to FBBI and Bay Cities.

                                    EXPERTS

Our consolidated financial statements as of December 31, 2000 and 1999, and for the years then ended, included elsewhere in the registration statement have been included in reliance upon the reports of Hacker, Johnson & Smith, PA, independent certified public accountants, and upon the authority of that firm as experts in accounting and auditing matters.

                             ADDITIONAL INFORMATION

We have filed with the SEC, 450 Fifth Street Northwest, Washington, D.C. 20549, a Form SB-2 registration statement under the Securities Act of 1933 with respect to our shares of common stock and warrants. This prospectus does not contain all of the information included in the registration statement. For further information with respect to FBBI and the common stock offered in our registration statement you can either contact us at the address listed above or locate the information through the SEC. You may read and copy our materials on file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room is available by calling the SEC at 1-800-SEC-0330. A complete copy of the registration statement may also be obtained at the SEC's web site located at http://www.sec.gov.

FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

                        FLORIDA BUSINESS BANCGROUP, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report .........................................
F-2

Consolidated Balance Sheets, December 31, 2000 and 1999 ..............
F-3

Consolidated Statements of Operations for the Years Ended
      December 31, 2000 and 1999 .....................................
F-4

Consolidated Statements of Stockholders' Equity for the
      Years Ended December 31, 2000 and 1999 .........................
F-5

Consolidated Statements of Cash Flows for the Years Ended
      December 31, 2000 and 1999 .....................................
F-6

Notes to Consolidated Financial Statements, December 31, 2000 and 1999
      and for the Years Then Ended ...................................
F-7-F-21

Condensed Consolidated Balance Sheets (Unaudited) -
      At March 31, 2001 ..............................................
F-22

Condensed Consolidated Statements of Operations (Unaudited) -
      Three Months ended March 31, 2001 and 2000 .....................
F-23

Condensed Consolidated Statement of Stockholders' Equity (Unaudited) -
      Three Months ended March 31, 2001 ..............................
F-24

Condensed Consolidated Statements of Cash Flows (Unaudited) -
      Three Months ended March 31, 2001 and 2000 .....................
F-25

Notes to Condensed Consolidated Financial Statements (Unaudited) .....
F-26-F-27





      All schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the Consolidated Financial Statements and related Notes.

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Florida Business BancGroup, Inc.
Tampa, Florida:

         We have audited the accompanying consolidated balance sheets of Florida Business BancGroup, Inc. (the "Company") at December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



HACKER, JOHNSON & SMITH PA
Tampa, Florida
January 10, 2001

                        FLORIDA BUSINESS BANCGROUP, INC.

                           CONSOLIDATED BALANCE SHEETS


                                AT DECEMBER 31,

            -----------------------------------

                    2000                   1999

            ------------           ------------
    ASSETS

Cash and due from banks
 ...........................................................          $
789,655                129,671
Federal funds sold and securities sold under agreements to repurchase
 .............               798,000              7,783,000

            ------------           ------------

              Total cash and cash equivalents
 .....................................             1,587,655
7,912,671

Securities available for sale
 .....................................................             5,156,686
        3,411,722
Loans, net of allowance for loan losses of $387,270 in 2000 and $24,300 in 1999
 ...            25,775,954              1,580,625
Federal Home Loan Bank stock
 ......................................................                24,500
                --
Premises and equipment, net
 .......................................................               580,702
            560,201
Deferred income taxes
 .............................................................
528,638                248,041
Accrued interest receivable and other assets
 ......................................               380,464
298,325

            ------------           ------------

              Total assets
 ........................................................          $ 34,034,599
          14,011,585

            ============           ============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Noninterest-bearing demand deposits
 ...........................................             2,774,283
 87,800
    Savings and NOW deposits
 ......................................................             1,012,479
           453,484
    Money-market deposits
 .........................................................             3,654,614
              361,573
    Time deposits
 .................................................................
13,585,846                211,069

            ------------           ------------

              Total deposits
 ......................................................            21,027,222
         1,113,926

    Official checks
 ...............................................................
570,216                 34,705
    Accrued interest payable and other liabilities
 ................................               169,257                130,545

            ------------           ------------

              Total liabilities
 ...................................................            21,766,695
      1,279,176

            ------------           ------------

Commitments (Notes 4 and 6)

Stockholders' equity:
     Preferred stock:
         Designated Series A, $0.01 par value, redeemable at $100 per share, 10,000 shares so designated, 900 issued and outstanding
 .........                    --                     --
         Nondesignated, no par value, 1,999,100 shares authorized,
           none issued or outstanding
 .............................................                    --
       --
    Common stock, $.01 par value 10,000,000 shares authorized;
         1,320,700 shares issued and outstanding
 ..................................                13,207                 13,207
         Additional paid-in capital
 ...............................................            13,130,921
 13,130,921
    Accumulated deficit
 ...........................................................
(949,794)              (381,107)
    Accumulated other comprehensive income (loss)
 .................................                73,570                (30,612)

            ------------           ------------

              Total stockholders' equity
 ..........................................            12,267,904
12,732,409

            ------------           ------------

              Total liabilities and stockholders' equity
 ..........................          $ 34,034,599             14,011,585

            ============           ============

See Accompanying Notes to Consolidated Financial Statements.

                        FLORIDA BUSINESS BANCGROUP, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


              YEAR ENDED DECEMBER 31,

      -------------------------------

              2000               1999

      ------------           --------
Interest income:
    Loans ...................................................................
      $  1,081,408              4,994
    Securities ..............................................................
           477,404             22,069
    Federal funds sold and securities sold under agreements to repurchase ...
           420,859            150,322

      ------------           --------

              Total interest income .........................................
         1,979,671            177,385

Interest expense, deposits ..................................................
           751,775              3,048

      ------------           --------

              Net interest income ...........................................
         1,227,896            174,337

Provision for loan losses ...................................................
           362,970             24,300

      ------------           --------

              Net interest income after provision for loan losses ...........
           864,926            150,037

      ------------           --------

Noninterest income:
    Income from stock proceeds held in escrow ...............................
                --            183,798
    Service charges and fees ................................................
            40,017                258
    Other ...................................................................
             2,970              2,555

      ------------           --------

              Total noninterest income ......................................
            42,987            186,611

      ------------           --------

Noninterest expense:
    Compensation and benefits ...............................................
           818,072            282,591
    Occupancy and equipment .................................................
           416,471            163,760
    Advertising .............................................................
            60,818             42,781
    Professional fees .......................................................
           122,403            130,929
    Data processing .........................................................
           169,924             34,474
    Other ...................................................................
           232,308            160,992

      ------------           --------

              Total noninterest expense .....................................
         1,819,996            815,527

      ------------           --------

Loss before income tax benefit ..............................................
          (912,083)          (478,879)

              Income tax benefit ............................................
          (343,396)          (179,975)

      ------------           --------

Net loss ....................................................................
      $   (568,687)          (298,904)

      ============           ========

Basic and diluted loss per share ............................................
      $       (.43)              (.57)

      ============           ========

Weighted-average number of common shares outstanding ........................
         1,320,700            528,280

      ============           ========

See Accompanying Notes to Consolidated Financial Statements.

                        FLORIDA BUSINESS BANCGROUP, INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                            DESIGNATED
                        ACCUMULATED
                                              SERIES A
                              OTHER
                                       PREFERRED STOCK         COMMON STOCK
ADDITIONAL               COMPREHENSIVE          TOTAL
                                      ----------------  -------------------
PAID-IN  ACCUMULATED         INCOME  STOCKHOLDERS'
                                      SHARES    AMOUNT     SHARES    AMOUNT
CAPITAL      DEFICIT         (LOSS)         EQUITY
                                      ------  --------  ---------   -------
----------  -----------  -------------  -------------
Balance at December 31, 1998 ......    900    $ 90,000         --        --
     --      (82,203)            --          7,797

                                        ----------

Sale of common stock
    net of issuance cost ............     --        --  1,320,700    13,207
13,130,921           --             --     13,144,128

                                        ----------

Retirement of Series
    A preferred stock ...............   (900)  (90,000)        --        --
     --           --             --        (90,000)

                                        ----------

Comprehensive income (loss):
    Net loss ........................     --        --         --        --
     --     (298,904)            --       (298,904)

    Net change in unrealized loss
      on securities available
      for sale, net of tax of
      $18,469 .......................     --        --         --        --
     --           --        (30,612)       (30,612)

                                        ----------

    Comprehensive income (loss) .....     --        --         --        --
     --           --             --       (329,516)
                                        ----  --------  ---------   -------
----------     --------        -------     ----------

Balance at December 31, 1999 ........     --        --  1,320,700    13,207
13,130,921     (381,107)       (30,612)    12,732,409

                                        ----------

Comprehensive income (loss):
    Net loss ........................     --        --         --        --
     --     (568,687)            --       (568,687)

    Net change in unrealized gain
      (loss) on securities available
      for sale, net of tax of
      $62,799 .......................     --        --         --        --
     --           --        104,182        104,182

                                        ----------

    Comprehensive income (loss) .....     --        --         --        --
     --           --             --       (464,505)
                                        ----  --------  ---------   -------
----------     --------        -------     ----------

Balance at December 31, 2000 ........     --  $     --  1,320,700   $13,207
13,130,921     (949,794)        73,570     12,267,904
                                        ====  ========  =========   =======
==========     ========        =======     ==========

Accompanying Notes to Consolidated Financial Statements.

                        FLORIDA BUSINESS BANCGROUP, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                     YEAR ENDED DECEMBER 31,

         -----------------------------------

                 2000                   1999

         ------------           ------------
Cash flows from operating activities:
    Net loss ...................................................................
         $   (568,687)              (298,904)
    Adjustments to reconcile net loss to net cash provided by (used in)
      operating activities:
         Depreciation and amortization .........................................
              158,183                 42,418
         Provision for loan losses .............................................
              362,970                 24,300
         Deferred income tax benefit ...........................................
             (343,396)              (179,975)
         Amortization of loan fees, premiums and discounts .....................
              (16,179)                   (50)
         Net amortization of securities ........................................
              (38,806)                (1,025)
         Increase in accrued interest receivable and other assets ..............
              (82,139)              (256,397)
         Increase in accrued interest payable and other liabilities ............
               38,712                130,545
         Net increase in official checks .......................................
              535,511                 34,705
         Gain on sale of securities available for sale .........................
               (8,936)                    --

         ------------           ------------

                  Net cash provided by (used in) operating activities ..........
               37,233               (504,383)

         ------------           ------------

Cash flows from investing activities:
    Purchase of securities available for sale ..................................
           (7,840,789)            (3,459,778)
    Sales of securities available for sale .....................................
            6,263,969                     --
    Principal pay-downs on securities available for sale .......................
               46,579                     --
    Net increase in loans ......................................................
          (24,542,120)            (1,604,875)
    Purchase of premises and equipment .........................................
             (178,684)              (602,619)
    Purchase of Federal Home Loan Bank stock ...................................
              (24,500)                    --

         ------------           ------------

                  Net cash used in investing activities ........................
          (26,275,545)            (5,667,272)

         ------------           ------------

Cash flows from financing activities:
    Net increase in deposits ...................................................
           19,913,296              1,113,926
    Redemption of Preferred Stock ..............................................
                   --                (90,000)
    Stock offering costs .......................................................
                   --                (62,872)
    Sale of common stock .......................................................
                   --             13,207,000
    Advances from organizers ...................................................
                   --                717,269
    Repayment of advances from organizers ......................................
                   --               (817,269)

         ------------           ------------

                  Net cash provided by financing activities ....................
           19,913,296             14,068,054

         ------------           ------------

Net (decrease) increase in cash and cash equivalents ...........................
           (6,325,016)             7,896,399

Cash and cash equivalents at beginning of year .................................
            7,912,671                 16,272

         ------------           ------------

Cash and cash equivalents at end of year .......................................
         $  1,587,655              7,912,671

         ============           ============

Supplemental disclosure of cash flow information:
    Cash paid during the year for:
         Interest ..............................................................
         $    708,399                  2,374

         ============           ============

         Income taxes ..........................................................
         $         --                     --

         ============           ============

    Noncash items:
         Change in accumulated other comprehensive income (loss), net of tax ...
         $    104,182                 30,612

         ============           ============

         Conversion of advances from organizers into preferred stock ...........
         $         --                 90,000

         ============           ============

See Accompanying Notes to Consolidated Financial Statements.

                        FLORIDA BUSINESS BANCGROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             DECEMBER 31, 2000 AND 1999 AND FOR THE YEARS THEN ENDED


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         GENERAL. Florida Business BancGroup, Inc. a Florida corporation (the
                  "Holding Company") was incorporated on May 18, 1998 for the purpose of operating as a one-bank holding company and owns 100% of the outstanding shares of Bay Cities Bank (the "Bank"). The Holding Company's only business is the ownership and operations of the Bank. The Bank is a Florida-chartered commercial bank which opened for business November 10, 1999 (collectively, the "Company"). The Bank's deposits are insured by the Federal Deposit Insurance Corporation. The Bank provides community banking services to business and individuals in Hillsborough County, Florida.

                  The Holding Company completed its public offering of 1,320,700 units, consisting of one common share and one warrant, at $10 per unit, for an aggregate of $13,207,000 on August 7, 1999. The Company incurred offering costs of $62,872 which were deducted from the proceeds.

         BASIS OF PRESENTATION. The accompanying consolidated financial statements include the accounts of the Holding Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting practices of the Company conform to generally accepted accounting principles and to general practices within the banking industry.

         USE OF ESTIMATES. In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and deferred tax assets.

         SECURITIES. Securities may be classified as either trading, held to maturity or available for sale. Trading securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading securities are included immediately in earnings. Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale securities consist of securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a other comprehensive income. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts on securities available for sale and held to maturity are recognized in interest income using the interest method over the period to maturity.

         CASH AND CASH EQUIVALENTS. For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, federal funds sold and securities sold under agreements to repurchase, all of which mature within ninety days.

                                                                     (continued)

                        FLORIDA BUSINESS BANCGROUP, INC.

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

         LOANS RECEIVABLE. Loans receivable management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

                  Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

                  The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well-collateralized and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

                  All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

         ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to operations. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

                  The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

                  A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

                  Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

                                                                     (continued)

                        FLORIDA BUSINESS BANCGROUP, INC.

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

         INCOME TAXES. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences between revenues and expenses reported for financial statement and those reported for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. Valuation allowances are provided against assets which are not likely to be realized.

         PREMISES AND EQUIPMENT. Leasehold improvements, software, furniture, fixtures and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line basis over the estimated useful life of each type of asset.

         TRANSFER OF FINANCIAL ASSETS. Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

         OFF-BALANCE-SHEET INSTRUMENTS. In the ordinary course of business the Company has entered into off-balance-sheet financial instruments consisting of unfunded loan commitments, available lines of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

         FAIR VALUES OF FINANCIAL INSTRUMENTS. The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

                  CASH AND CASH EQUIVALENTS. The carrying amounts of cash and cash equivalents approximate their fair value.

                  SECURITIES. Fair values for securities available for sale are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

                  LOANS. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate mortgage (e.g. one-to-four family residential), commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for nonperforming loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

                  FEDERAL HOME LOAN BANK STOCK. Fair value of the Company's investment in Federal Home Loan Bank stock is based on its redemption value, which is its cost of $100 per share.

                  ACCRUED INTEREST RECEIVABLE. Book value approximates fair value.

                  DEPOSIT LIABILITIES. The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

                  OFF-BALANCE-SHEET INSTRUMENTS. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

                                                                     (continued)

                        FLORIDA BUSINESS BANCGROUP, INC.

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

         ADVERTISING.  The Company expenses all media advertising as incurred.

         STOCK COMPENSATION PLANS. Statement of Financial Accounting Standards
                  (SFAS) No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company's stock option plans have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The Company has elected to continue with the accounting methodology in Opinion No. 25 and, as a result, has provided proforma disclosures of net earnings and earnings per share and other disclosures, as if the fair value based method of accounting had been applied.

         LOSS PER SHARE. Loss per share is calculated by dividing net loss by the weighted-average number of shares of common stock outstanding during the year. The effect of outstanding warrants and stock options was antidilutive.

         COMPREHENSIVE INCOME. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net earnings. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net loss, are components of comprehensive income (loss).

                  The components of other comprehensive income and related tax effects are as follows:


                        YEARS ENDED DECEMBER 31,

                     ---------------------------

                           2000             1999

                     ----------         --------
                            Unrealized holding gains on available-for-sale
securities ..........      $  175,917          (49,081)
                            Reclassification adjustment for gains realized in
income ...........          (8,936)              --

                     ----------         --------

                            Net unrealized gains
 ...............................................         166,981
(49,081)

                            Tax effect
 .........................................................          62,799
   18,469

                     ----------         --------

                            Net-of-tax amount
 ..................................................      $  104,182
(30,612)

                     ==========         ========

         RECLASSIFICATIONS. Certain amounts in the 1999 financial statements have been reclassified to conform to the 2000 presentation.

         FUTURE ACCOUNTING REQUIREMENTS. Statement of Financial Accounting
                  Standards 133 - Accounting for Derivative Investments and Hedging Activities (as amended) requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivatives and whether they qualify for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. The Company will be required to adopt this Statement January 1, 2001. Management does not anticipate that this Statement will have a material impact on the Company.

                                                                     (continued)

                        FLORIDA BUSINESS BANCGROUP, INC.

(2)      SECURITIES AVAILABLE FOR SALE

         Securities have been classified according to management's intent. The carrying amount of securities and their approximate fair values at December 31, 2000 are as follows:

                                               AMORTIZED    UNREALIZED
UNREALIZED         FAIR
                                                    COST         GAINS
LOSSES        VALUE
                                              ----------    ----------
----------    ---------
         AT DECEMBER 31, 2000:
           U.S. Government agencies .....     $3,588,572       93,546
--      3,682,118
           Mortgage-backed securities ...      1,450,214       24,354
--      1,474,568
                                              ----------     --------
------     ----------

             Total ......................     $5,038,786      117,900
--      5,156,686
                                              ==========     ========
======     ==========

         AT DECEMBER 31, 1999:
           U.S. Government agencies .....     $3,460,803           --
49,081      3,411,722
                                              ==========     ========
======     ==========

         Securities sales were as follows:


2000     1999

----------     ----
          Gross proceeds ............................................
$6,263,969       --

==========     ====

          Gross gains ...............................................
39,514       --
          Gross loss ................................................
30,578       --

----------     ----

          Net gains .................................................    $
8,936       --

==========     ====

         The scheduled maturities of securities at December 31, 2000 are as follows:


AVAILABLE FOR SALE

-------------------------

AMORTIZED           FAIR

COST          VALUE

----------     ----------
           Due in one year ...........................................
$1,143,499      1,146,140
           Due after one through five years ..........................
2,445,073      2,535,978
           Mortgage-backed securities ................................
1,450,214      1,474,568

----------     ----------

               Total .................................................
$5,038,786      5,156,686

==========     ==========

                                                                     (continued)

                        FLORIDA BUSINESS BANCGROUP, INC.

(3)      LOANS

         The components of loans are as follows:


                                AT DECEMBER 31,

                 ------------------------------

                         2000              1999

                 ------------      ------------
                            Commercial real estate
 ..........................................     $ 16,185,114         1,440,000
                            Commercial
 ......................................................        8,371,042
 160,260
                            Consumer
 ........................................................        1,749,980
    15,000

                 ------------      ------------


                   26,306,136         1,615,260

                            Less:
                              Deferred fees
 .................................................         (142,912)
(10,335)
                              Allowance for loan losses
 .....................................         (387,270)          (24,300)

                 ------------      ------------

                            Loans, net
 ......................................................     $ 25,775,954
1,580,625

                 ============      ============

         An analysis of the change in the allowance for loan losses follows:


                      YEAR ENDED DECEMBER 31,

                   --------------------------

                       2000              1999

                   --------          --------
                            Beginning balance
 ...............................................       $ 24,300                --
                            Provision for loan losses
 .......................................        362,970            24,300

                   --------          --------

                                Ending balance
 ..............................................       $387,270            24,300

                   ========          ========

         The Company had no impaired loans in 2000 or 1999.

(4)      PREMISES AND EQUIPMENT

         A summary of premises and equipment follows:


                               AT DECEMBER 31,

                  ----------------------------

                        2000              1999

                  ----------        ----------
                            Leasehold improvements
 ..........................................      $  125,493            69,915
                            Software
 ........................................................         292,849
  217,354
                            Furniture, fixtures and equipment
 ...............................         362,961           315,350

                  ----------        ----------

                                Total, at cost
 ..............................................         781,303           602,619

                                Less accumulated depreciation and amortization
 ..............        (200,601)          (42,418)

                  ----------        ----------

                            Premises and equipment, net
 .....................................      $  580,702           560,201

                  ==========        ==========

                                                                     (continued)

                        FLORIDA BUSINESS BANCGROUP, INC.

(4)      PREMISES AND EQUIPMENT, CONTINUED

         The Company leases its facilities under an operating lease agreement with a term of five years. The lease requires the Company to pay certain insurance, maintenance and real estate taxes also and contains renewal options. Rental payments are subject to an annual adjustment set forth in the lease agreement. Rent expense was $194,106 and $71,461 for the years ended December 31, 2000 and 1999, respectively. Future minimum rental commitments under this noncancelable lease are approximately as follows:


          MINIMUM
                  YEAR ENDING
           ANNUAL
                  DECEMBER 31,
           RENTAL
                  ------------
        ---------
                      2001......................................................
        $ 216,000
                      2002......................................................
          221,000
                      2003......................................................
          226,000
                      2004......................................................
          197,000

        ---------


        $ 860,000

        =========

(5)      DEPOSITS

         Time deposits included the following amounts:


                     AT DECEMBER 31,

        ----------------------------

               2000             1999

        -----------          -------
                  Certificates of Deposit $100,000 and over ...................
        $ 5,332,334          200,989
                  Certificates of Deposit under $100,000 ......................
          8,253,512           10,080

        -----------          -------


        $13,585,846          211,069

        ===========          =======

         A schedule of maturities of time deposits at December 31, 2000 follows:

                  YEAR ENDING
                  DECEMBER 31,
            AMOUNT
                  ------------
       -----------
                      2001......................................................
       $11,135,498
                      2002......................................................
           987,476
                      2003......................................................
           423,356
                      2004......................................................
           469,153
                      2005......................................................
           570,363

       -----------


       $13,585,846

       ===========

(6)      FINANCIAL INSTRUMENTS

         The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are unfunded loan commitments, available lines of credit and standby letters of credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

                  The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

                                                                     (continued)

                        FLORIDA BUSINESS BANCGROUP, INC.

(6)      FINANCIAL INSTRUMENTS, CONTINUED

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counterparty.

                  Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit to customers is essentially the same as that involved in extending loan facilities to customers.

                  The estimated fair values of the Company's financial instruments at December 31, were as follows (in thousands):


   2000                         1999

-----------------------      -----------------------
                                                                 CARRYING
   FAIR      CARRYING           FAIR
                                                                   AMOUNT
  VALUE        AMOUNT          VALUE
                                                                 --------
 ------      --------          -----
              Financial assets:
                  Cash and cash equivalents...................   $  1,588
  1,588         7,913          7,913
                  Securities available for sale...............      5,257
  5,139         3,412          3,412
                  Loans.......................................     25,776
 25,848         1,581          1,581
                  Federal Home Loan Bank stock................         25
     25            --             --
                  Accrued interest receivable.................        211
    211            50             50
              Financial liabilities-
                  Deposit liabilities.........................     21,027
 21,113         1,114          1,114

                  A summary of the notional amounts of the Company's financial instruments, with off balance sheet risk follows (in thousands):


                  AT DECEMBER 31,

             --------------------

                2000         1999

             -------        -----
              Unfunded loan
commitments...............................................        $ 1,988
2,682

             =======        =====

              Available lines of
credit...............................................        $ 7,760
400

             =======        =====

              Stand-by letters of
credit..............................................        $    75           --

             =======        =====

                                                                     (continued)

                        FLORIDA BUSINESS BANCGROUP, INC.

(7)      STOCK OPTION PLAN

         Certain key employees and directors of the Company have options to purchase shares of the Company's common stock under its stock option plans. Under the plans, the total number of shares which may be issued shall not exceed 200,000. At December 31, 2000, 10,500 remain available for grant. Some options are fully vested when granted while others generally vest over five years. A summary of stock option transactions follows:

                                                                         RANGE
                                                                        OF PER
   WEIGHTED
                                                                         SHARE
    AVERAGE     AGGREGATE
                                                          NUMBER OF     OPTION
  PER SHARE        OPTION
                                                             SHARES      PRICE
      PRICE         PRICE
                                                          ---------     ------
  ---------     ---------
                  Outstanding at December 31, 1999               --       $ --
         --            --

                  Options granted ................          191,500         10
         10     1,915,000
                  Options exercised ..............               --         --
         --            --
                  Options forfeited ..............          (45,500)        10
         10      (455,000)
                                                            -------
                ---------

                  Outstanding at December 31, 2000          146,000       $ 10
         10     1,460,000
                                                            =======       ====
       ====     =========

                  The weighted-average remaining contractual life of the outstanding stock options at December 31, 2000 was one hundred and twelve months. There were no options outstanding during 1999.

         These options are exercisable as follows:


   NUMBER       WEIGHTED-AVERAGE
                  YEAR ENDING
 OF SHARES       EXERCISE PRICE
                  -----------
 ---------      ----------------
                      Currently vested.......................................
  123,500            $ 10.00
                      2001 ..................................................
    5,625              10.00
                      2002 ..................................................
    5,625              10.00
                      2003 ..................................................
    5,625              10.00
                      2004 ..................................................
    5,625              10.00

  -------            -------


  146,000            $ 10.00

  =======            =======

                                                                     (continued)

                        FLORIDA BUSINESS BANCGROUP, INC.

(7)      STOCK OPTION PLAN, CONTINUED

         FASB Statement 123 requires proforma information regarding net earnings and earnings per share. This proforma information has been determined as if Florida Business BancGroup had accounted for its employee stock options under the fair value method of that statement and is as follows:


                        YEAR ENDED

                      DECEMBER 31,

                              2000

                     -------------
                           Net loss:
                                 As reported
 ...............................................          $    (568,687)

                     =============

                                 Proforma
 ..................................................          $  (1,101,816)

                     =============

                           Basic earnings per share:
                                 As reported
 ...............................................          $        (.43)

                     =============

                                 Proforma
 ..................................................          $        (.83)

                     =============

                           Diluted earnings per share:
                                 As reported
 ...............................................          $        (.43)

                     =============

                                 Proforma
 ..................................................          $        (.83)

                     =============

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:


                             YEAR ENDED

                           DECEMBER 31,

                                   2000

                           ------------
               Risk-free interest
rate...........................................................
  5.5%
               Dividend
yield....................................................................
             --%
               Expected
volatility...............................................................
             --%
               Expected life in
years............................................................
     10
               Per share fair value of options at grant
date.....................................                 $ 4.06

                                 ======

(8)      CREDIT RISK

         The Company grants the majority of its loans through out Hillsborough
                  County, Florida. A significant portion of its borrowers ability to honor their contracts is dependent upon the economy of Hillsborough County, Florida.

(9)      INCOME TAXES

         The income tax benefit consisted of the following:


                  YEAR ENDED DECEMBER 31,

               ---------------------------

                    2000              1999

               ---------          --------
                           Deferred:
                               Federal
 ................................................         $(293,205)
(153,670)
                               State
 ..................................................           (50,191)
(26,305)

               ---------          --------

                                  Total deferred benefit
 ..............................         $(343,396)         (179,975)

               =========          ========

                                                                     (continued)

                        FLORIDA BUSINESS BANCGROUP, INC.

(9)      INCOME TAXES, CONTINUED

         The income tax benefit is different than that computed by applying the Federal statutory rate as indicated in the following analysis:


          2000                       1999

--------------------       --------------------

          % OF                       % OF

        PRETAX                     PRETAX

AMOUNT       LOSS          AMOUNT       LOSS

---------     ------       ---------     ------
                           Income tax benefit at statutory Federal
                               income tax rate .......................
$(310,108)     (34.0)%     $(162,819)     (34.0)%
                           Increase (decreases) resulting from
                               State taxes, net of federal tax benefit
(33,126)      (3.6)        (17,361)      (3.6)
                               Other .................................
(162)        --             205         --

---------      -----       ---------      -----

                               Total deferred benefit ................
$(343,396)     (37.6)%     $(179,975)     (37.6)%

=========      =====       =========      =====

                  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below.


                 AT DECEMBER 31,

           ---------------------

               2000         1999

           --------     --------
                           Deferred tax assets:
                               Net operating loss carryforwards
 .......................     $346,212        1,615
                               Organization and start-up costs
 ........................      181,539      228,897
                               Allowance for loan losses
 ..............................       74,388           --
                               Unrealized loss on securities available for sale
 .......           --       18,469
                               Accumulated depreciation
 ...............................           --       19,009
                               Other
 ..................................................       20,434           --

           --------     --------

                                 Deferred tax assets
 ..................................      622,573      267,990

           --------     --------

                           Deferred tax liabilities:
                               Unrealized gain on securities available for sale
 .......       44,330           --
                               Accrual to cash conversion
 .............................       33,449       15,549
                               Accumulated depreciation and amortization
 ..............       16,156           --
                               Allowance for loan losses
 ..............................           --        4,400

           --------     --------

                                 Deferred tax liabilities
 .............................       93,935       19,949

           --------     --------

                                 Net deferred tax asset
 ...............................     $528,638      248,041

           ========     ========

                  At December 31, 2000, the Company had net operating loss carryforwards for Federal and state income tax purposes as follows:

              YEAR EXPIRES
              ------------
                  2018.............................................    $
423
                  2019.............................................
14,919
                  2020.............................................
904,700

----------

                                                                       $
920,042

==========

                                                                     (continued)

                        FLORIDA BUSINESS BANCGROUP, INC.

(10)     WARRANTS

         The Company adopted a warrant plan providing for warrants to be issued in conjunction with the sale of the Company's common stock. One warrant and one share of common stock were sold as a unit in the Company's public offering. At December 31, 2000 and 1999, 1,320,700 warrants were outstanding. Each warrant entitles the holder to purchase one share of common stock for $10 anytime during a thirty-six month period, however, the Company has the option to accelerate the warrant exercise period.

(11)     PREFERRED STOCK

         The Board of Directors has the authority to provide for the issuance of Preferred Stock in series and to determine the number of shares of each series and the designation, powers, preferences and rights of each series. The Board of Directors provided for the issuance of Class A preferred stock for the purpose of funding pre-opening expenses. Class A Preferred Stock is nonvoting stock which pays no mandatory dividend. The Company issued 900 shares of redeemable preferred stock to organizers at a price of $100 per share during 1999. The preferred stock was retired by the Company on September 22, 1999 for $90,000.

(12)     RELATED PARTY TRANSACTIONS

         In the ordinary course of business, the Bank has granted loans to directors amounting to $2,439,359 and $100,260 at December 31, 2000 and 1999, respectively. During the year ended December 31, 2000 and 1999 total principal additions were $2,502,210 and $100,260, respectively. During the year ended December 31, 2000, there was principal payments of $163,111, there were no principal payments during 1999. Deposit from these related parties at December 31, 2000 and 1999 amounted to $1,428,886 and $80,988, respectively.


                                                                     (continued)

                        FLORIDA BUSINESS BANCGROUP, INC.

(13)     REGULATORY MATTERS

         Banking regulations place certain restrictions on dividends and loans or advances made by the Bank to the Company.

              The Bank is subject to various regulatory capital requirements administered by the regulatory banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

              Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and percentages (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2000, the Bank met all capital adequacy requirements to which they are subject.

              As of December 31, 2000, the most recent notification from the regulatory authorities categorized the Bank as well capitalized under the regulatory framework for prompt correction action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage percentages as set forth in the following tables. There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's actual capital amounts and percentages are also presented in the table (dollars in thousands).


                         MINIMUM

                      TO BE WELL

               CAPITALIZED UNDER
                                                                FOR CAPITAL
ADEQUACY             PROMPT CORRECTIVE
                                             ACTUAL                   PURPOSES:
              ACTION PROVISIONS:
                                      -------------------
--------------------        ---------------------
                                      AMOUNT          %         AMOUNT
%           AMOUNT              %
                                      ------       ------       ------
------        ------         ------
AS OF DECEMBER 31, 2000:
    Total capital to Risk-
      Weighted assets...........      $ 7,736       22.66%      $ 2,731
8.00%       $ 3,413         10.00%
    Tier I Capital to Risk-
      Weighted Assets...........        7,038       20.61         1,365
4.00          2,048          6.00
    Tier I Capital
      to Total Assets...........        7,038       20.68         1,361
4.00          1,702          5.00

AS OF DECEMBER 31, 1999:
    Total capital to Risk-
      Weighted assets...........        7,934      191.35           332
8.00            415         10.00
    Tier I Capital to Risk-
      Weighted Assets...........        7,910      190.76           166
4.00            249          6.00
    Tier I Capital
      to Total Assets...........        7,910       56.45           560
4.00            701          5.00


                                                                     (continued)

                        FLORIDA BUSINESS BANCGROUP, INC.

(14)     PARENT COMPANY ONLY FINANCIAL INFORMATION

         The Holding Company's unconsolidated financial information follows:


                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)



               AT DECEMBER 31,

         ---------------------

          2000           1999

         -------        ------
                  ASSETS

Cash..............................................................         $
4,528         4,505
               Investment in subsidiary
 ..........................................          7,735         8,214
               Other assets
 ......................................................            100
100

         -------        ------

                   Total assets
 ..................................................        $12,363        12,819

         =======        ======

                   LIABILITIES AND STOCKHOLDERS' EQUITY

               Liabilities
 .......................................................             95
 87
               Stockholders' equity
 ..............................................         12,268        12,732

         -------        ------

                   Total liabilities and stockholders' equity
 ....................        $12,363        12,819

         =======        ======


                       CONDENSED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                    YEAR ENDED

                  DECEMBER 31,

         ---------------------

          2000           1999

         -------        ------
               Revenues
 ..........................................................        $    68
   248
               Expenses
 ..........................................................            (44)
    (3)
               Income taxes
 ......................................................             (9)
(87)

         -------        ------

                   Income before loss of subsidiary
 ..............................             15           158

               Net loss of subsidiary
 ............................................           (584)         (457)

         -------        ------

                   Net loss
 ......................................................        $  (569)
(299)

         =======        ======


                                                                     (continued)

                        FLORIDA BUSINESS BANCGROUP, INC.

(14)     PARENT COMPANY ONLY FINANCIAL INFORMATION, CONTINUED


                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                    YEAR ENDED

                  DECEMBER 31,

         ---------------------

          2000           1999

         -------        ------
               Cash flows from operating activities:
                    Net loss
 .....................................................        $  (569)
(299)
                    Adjustments to reconcile net loss to net cash provided by
                      operating activities:
                        Equity in undistributed loss of subsidiaries
 .............            584           457
                        Net increase in other assets
 .............................             --           (58)
                        Increase in other liabilities
 ............................              8            --
                        Provision for deferred income taxes
 ......................             --           137

         -------        ------

                        Net cash provided by (used in) operating activities
 ......             23           237

         -------        ------

               Cash flows from financing activities:
                    Net proceeds from issuance of common stock
 ...................             --        13,144
                    Retirement of preferred stock
 ................................             --           (90)
                    Advances from organizers
 .....................................             --           717
                    Stock offering costs
 .........................................             --           (47)
                    Repayment of advances from organizers
 ........................             --          (817)
                    Investment in subsidiary
 .....................................             --        (8,655)

         -------        ------

                        Net cash provided by financing activities
 ................             --         4,252

         -------        ------

               Net increase in cash and cash equivalents
 .........................             23         4,489

               Cash and cash equivalents at beginning of the year
 ................          4,505            16

         -------        ------

               Cash and cash equivalents at end of year
 ..........................        $ 4,528         4,505

         =======        ======

                        FLORIDA BUSINESS BANCGROUP, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 ($ IN THOUSANDS, EXCEPT PER SHARE INFORMATION)



                  MARCH 31,
    ASSETS
                      2001

                      ----

                (UNAUDITED)
Cash and due from banks
 ..................................................................        $
1,252
Interest-bearing deposits
 ................................................................             602
Federal funds sold and securities sold under agreements to repurchase
 ....................           3,896

                 --------

              Total cash and cash equivalents
 ............................................           5,750

Securities available for sale
 ............................................................           5,571
Loans, net of allowance for loan losses of $433
 ..........................................          29,074
Federal Home Loan Bank stock
 .............................................................              28
Premises and equipment, net
 ..............................................................             542
Deferred income taxes
 ....................................................................
523
Accrued interest receivable and other assets
 .............................................             426

                 --------

              Total assets
 ...............................................................        $ 41,914

                 ========

    LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Noninterest-bearing demand deposits
 ..................................................           2,650
    Savings and NOW deposits
 .............................................................           1,392
    Money-market deposits
 ................................................................           4,819
    Time deposits
 ........................................................................
 20,399

                 --------

              Total deposits
 .............................................................          29,260

    Official checks
 ......................................................................
  348
    Other liabilities
 ....................................................................
 32

                 --------

              Total liabilities
 ..........................................................          29,640

                 --------

Stockholders' equity:
     Preferred stock:
         Designated Series A, $.01 par value, redeemable at $100 per share, 10,000 shares so designated, none issued or outstanding
 ................              --
         Nondesignated, no par value, 1,999,100 shares authorized,
           none issued or outstanding
 ....................................................              --
    Common stock, $.01 par value 10,000,000 shares authorized;
         1,320,700 shares issued and outstanding
 .........................................              13
    Additional paid-in capital
 ...........................................................          13,131
    Accumulated deficit
 ..................................................................
(975)
    Accumulated other comprehensive income
 ...............................................             105

                 --------

              Total stockholders' equity
 .................................................          12,274

                 --------

              Total liabilities and stockholders' equity
 .................................        $ 41,914

                 ========


See Accompanying Notes to Condensed Consolidated Financial Statements.

                        FLORIDA BUSINESS BANCGROUP, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 ($ IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                   (UNAUDITED)


       THREE MONTHS ENDED

                MARCH 31,

 ------------------------

 2001                2000

 ----                ----
Interest income:
    Loans .........................................................        $
  631                  94
    Securities ....................................................
   88                  54
    Other .........................................................
   41                 106

-----------         -----------

              Total interest income ...............................
  760                 254

Interest expense, deposits ........................................
  339                  39

-----------         -----------

              Net interest income .................................
  421                 215

Provision for loan losses .........................................
   46                  57

-----------         -----------

             Net interest income after provision for loan losses ..
  375                 158

-----------         -----------

Noninterest income:
    Service charges and fees ......................................
   23                   2
    Other income ..................................................
    1                  --

-----------         -----------

            Total noninterest income ..............................
   24                   2

-----------         -----------

Total noninterest expenses:
    Salaries and employee benefits ................................
  180                 181
    Occupancy expenses ............................................
  105                 103
    Advertising ...................................................
   10                  15
    Professional fees .............................................
   23                  20
    Data processing ...............................................
   56                  45
    Other expenses ................................................
   64                  61

-----------         -----------

            Total noninterest expenses ............................
  438                 425

-----------         -----------

Loss before income tax benefit ....................................
  (39)               (265)

            Income tax benefit ....................................
  (14)                (98)

-----------         -----------

Net loss ..........................................................        $
  (25)               (167)

===========         ===========

              Basic and diluted loss per share ....................        $
 (.02)               (.13)

===========         ===========

Weighted-average number of common shares outstanding ..............
1,320,700           1,320,700

===========         ===========

Dividends per share ...............................................
   --                  --

===========         ===========



See Accompanying Notes to Condensed Consolidated Financial Statements.

                        FLORIDA BUSINESS BANCGROUP, INC.

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                ($ IN THOUSANDS)

                        THREE MONTHS ENDED MARCH 31, 2001


                        ACCUMULATED

                          OTHER
                                                            COMMON STOCK
ADDITIONAL                   COMPRE-          TOTAL
                                                        --------------------
 PAID-IN    ACCUMULATED   HENSIVE    STOCKHOLDERS'
                                                           SHARES     AMOUNT
 CAPITAL      DEFICIT      INCOME         EQUITY
                                                        ---------     ------
----------    ----------- -----------  ------------
Balance at December 31, 2000.........................   1,320,700       $ 13
  13,131        (950)          74          12,268

                                           ------
Comprehensive income:

     Net loss for the three months ended March 31,
         2001 (unaudited)............................          --         --
      --         (25)          --             (25)

     Net change in unrealized loss on securities
         available for sale, net tax of $19
         (unaudited).................................          --         --
      --          --           31              31

                                           ------

     Comprehensive income (unaudited)................          --         --
      --          --           --               6
                                                        ---------       ----
  ------        ----          ---          ------

Balance at March 31, 2001 (unaudited)................   1,320,700       $ 13
  13,131        (975)         105          12,274
                                                        =========       ====
  ======        ====          ===          ======







See Accompanying Notes to Condensed Consolidated Financial Statements.

                        FLORIDA BUSINESS BANCGROUP, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                  THREE MONTHS

                     ENDED MARCH 31,

             -----------------------

             2001               2000

             ----               ----
Cash flows from operating activities:
    Net
loss.........................................................................
 $    (25)             (167)
    Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation................................................................
      42                36
         Provision for loan
losses...................................................           46
     57
         Deferred income tax
benefit.................................................          (14)
   (98)
         Amortization of loan fees, premiums and
discounts...........................          (13)                9
         (Increase) decrease in accrued interest receivable and other
assets.........          (45)               27
         Net (decrease) increase in official
checks..................................         (222)               10
         Decrease in other
liabilities...............................................         (137)
     (71)

         --------           -------

                  Net cash used in operating
activities..............................         (368)             (197)

         --------           -------

Cash flows from investing activities:
    Purchase of securities available for
sale........................................         (719)               --
    Proceeds from calls of securities available for
sale.............................          300                --
    Principal pay-downs on securities available for
sale.............................           55                --
    Net increase in
loans............................................................       (3,331)
         (3,250)
    Purchase of Federal Home Loan Bank
stock.........................................           (4)              (24)
    Purchase of premises and
equipment...............................................           (3)
  (106)

         --------           -------

                  Net cash used in investing
activities..............................       (3,702)           (3,380)

         --------           -------

Cash flows from financing activity-
    Net increase in
deposits.........................................................        8,232
          6,229

         --------           -------

Net increase in cash and cash
equivalents............................................        4,162
2,652

Cash and cash equivalents at beginning of
period.....................................        1,588             7,913

         --------           -------

Cash and cash equivalents at end of
period...........................................     $  5,750            10,565

         ========           =======

Supplemental disclosure of cash flow information:
    Cash paid during the year for:
         Interest
 ...................................................................     $    325
               29

         ========           =======

         Income
taxes................................................................     $
--                --

         ========           =======

    Noncash items:
         Change in accumulated other comprehensive income (loss), net of
tax.........     $     31                (1)

         ========           =======




See Accompanying Notes to Condensed Consolidated Financial Statements.

                        FLORIDA BUSINESS BANCGROUP, INC.

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


(1)      DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         GENERAL. Florida Business BancGroup, Inc., a Florida Corporation, (the
              "Holding Company") is a one-bank holding company and owns 100% of the outstanding shares of Bay Cities Bank, a Florida charter commercial bank (the "Bank"). The Holding Company's only business is the ownership and operations of the Bank (Collectively, the "Company"). The Bank's deposits are insured by the Federal Deposit Insurance Corporation. The Bank provides a variety of community banking services to business and individuals in Hillsborough County, Florida.

              The Company's fiscal year end is December 31. In the opinion of the management, the accompanying financial statements contain all adjustments (consisting principally of normal recurring accruals) necessary to present fairly the financial position at March 31, 2001, the results of operations and cash flows for the three-month periods ended March 31, 2001 and 2000. The results of operations for the three months ended March 31, 2001, are not necessarily indicative of the results to be expected for the year ending December 31, 2001.

(2)      LOAN IMPAIRMENT AND LOSSES

         At March 31, 2001 and 2000 management had not identified any impaired loans. The activity in the allowance for loan losses is as follows (in thousands):



                           MARCH 31,

                  ------------------

                  2001          2000

                  ----          ----
              Balance at beginning of
period...........................................           $ 387            24
              Provision for loan
losses................................................              46
 57

                 -----           ---

              Balance at end of
period.................................................           $ 433
  81

                 =====           ===

(3)      LOSS PER SHARE

         Basic and diluted loss per share are the same and have been computed on the basis of the weighted-average number of shares of common stock outstanding. The Company's common stock equivalents were not dilutive.

                        FLORIDA BUSINESS BANCGROUP, INC.

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


(4)      REGULATORY MATTERS

         The Bank is subject to various regulatory capital requirements administered by various regulatory banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

              Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and percentages (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, at March 31, 2001, that the Bank meets all capital adequacy requirements to which it is subject.

              As of March 31, 2001, the most recent notification from the regulatory authorities categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage percentages as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's actual capital amounts and percentages are also presented in the table (dollars in thousands).



                        TO BE WELL

 MINIMUM         CAPITALIZED UNDER

FOR CAPITAL         PROMPT CORRECTIVE
                                                       ACTUAL           ADEQUACY
PURPOSES         ACTION PROVISIONS
                                       AMOUNT            %          AMOUNT
     %        AMOUNT           %
                                       ------          ------       ------
   -----      ------         -----
     AT MARCH 31, 2001:
         Total capital (to Risk-
         Weighted Assets)...........  $ 7,451           23.55%     $ 2,531
    8.00%    $ 3,164          10.00%
         Tier I Capital (to Risk-
         Weighted Assets)...........    7,018           22.18        1,266
    4.00       1,898           6.00
         Tier I Capital
         (to Average Assets)........    7,018           18.50        1,517
    4.00       1,897           5.00

--------------------------------------------------------------------------------

     No dealer, salesperson or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by FBBI. This prospectus does not constitute an offer to sell or an offer to buy any securities other than the units to which it relates, or any offer of such units to any person in any state or other jurisdiction in which such offer is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of FBBI since the date hereof or that information contained herein is correct as of any time subsequent to any of the dates as of offers or sales are being made hereunder, we are required to update this prospectus to reflect any facts or events arising after the effective date of the registration statement filed with the SEC which represent a fundamental change in the information set forth in the registration statement.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Prospectus Summary.............................     3
Risk Factors...................................     4
Special Note Regarding
         Forward-Looking Statements............     6
Use of Proceeds................................     7
Market for Common Equity and Related
     Shareholders Matters......................     7
Dividend Policy................................     7
Dilution.......................................     8
Capitalization.................................     8
Management's Discussion and Analysis
     of Financial Condition and Results
     of Operations ............................     9
Business.......................................    23
Supervision and Regulation ....................    25
Management.....................................    29
Security Ownership of Certain Beneficial Owners
        and Management.........................    33
Executive Compensation.........................    35
Certain Relationships and Related Transactions.    37
Description of Securities......................    38
Plan of Distribution...........................    40
Legal Proceedings..............................    40
Legal Matters..................................    40
Experts........................................    40
Additional Information.........................    40
Index to Financial Statements..................   F-1

--------------------------------------------------------------------------------

Appendix A - Amended and Restated Warrant Plan and Certificate

--------------------------------------------------------------------------------

                              [BAY CITY BANK LOGO]


                              MINIMUM 700,000 UNITS
                             MAXIMUM 1,500,000 UNITS


                        FLORIDA BUSINESS BANCGROUP, INC.

                           a Bank Holding Company for
                         Bay Cities Bank, Tampa, Florida
                            (a State-Chartered Bank)


                       EACH UNIT CONSISTS OF ONE SHARE OF
                              COMMON STOCK AND ONE
                               WARRANT TO PURCHASE
                             ADDITIONAL COMMON STOCK

--------------------------------------------------------------------------------

          PROSPECTUS
-----------------------------



         July 26, 2001


                                     PART-II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


INDEMNIFICATION OF OFFICERS AND DIRECTORS

As provided under Florida law, FBBI's Directors shall not be personally liable to us or our shareholders for monetary damages for breach of duty of care or any other duty owed to FBBI as a director, unless the breach of or failure to perform those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful, or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director received an improper personal benefit; (iii) for unlawful corporate distributions; (iv) an act or omission which involves a conscious disregard for the best interests of FBBI or which involves willful misconduct; or (v) an act of recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Article VII of FBBI's Articles of Incorporation provides that we shall indemnify our directors, officers, employees, and agents to the fullest extent permitted by Florida law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses expected to be incurred in connection with this registration statement other than the underwriting discounts and commissions, if any. All of the amounts shown are estimated except for the registration fees of the SEC.

       SEC Registration
Fees.........................................................                $
  0

       Blue Sky Registration Fees &
Expenses.........................................                  5,000

       Legal fees and
expenses.......................................................
8,000

       Accounting
Fees...............................................................
    2,000

       Printing and Edgarizing
expenses..............................................                  4,000

       Postage and
Miscellaneous.....................................................
   1,000

                    -------


Total..................................................................
      $20,000

                    =======


RECENT SALES OF UNREGISTERED SECURITIES

FBBI has had no sales of unregistered securities during since the commencement of our offering. During our organizational phase, we issued 900 shares of preferred stock in a private offering to our directors for $100.00 per share.

                                    EXHIBITS

EXHIBIT
NUMBER                                 DESCRIPTION OF EXHIBIT
------
---------------------------------------------------------------
    *3.1           Articles of Incorporation and Amended Articles of
Incorporation
                   of Florida Business BancGroup, Inc.

    *3.2           By-Laws of Florida Business BancGroup, Inc.

    *4.1           Specimen Common Stock Certificate.

    *4.2           Specimen Warrant Certificate.

    *4.3           Escrow Agreement with Independent Bankers' Bank of Florida.

    *4.4           Warrant Plan.

     4.5           Amended and Restated Warrant Plan

    *5.1           Opinion of Igler & Dougherty, P.A., regarding legality of
shares.

  **10.1           Employment Agreement between the Company and Timothy A.
McGuire.

  **10.2           Lease Agreement for Temporary Office

 ***10.3           Outsourcing Agreement by and between Bay Cities Bank and M&I
                   Data Services

   *10.4           Lease Agreement for Permanent Office

   *21.0           Subsidiaries of Florida Business BancGroup, Inc.

    23.1           Consent of Igler & Dougherty, P.A.

    23.2           Consent of Hacker, Johnson & Smith PA

   *24             Power of Attorney

  **27             Financial Data Schedule

   *99.1           Letter to Prospective Investor

   *99.2           Unit Order Form

-------------------

The following exhibits are filed with or incorporated by reference into this registration statement. The exhibits which are marked by a single asterisk(*) were previously filed as part of FBBI's registration statement on Form SB-2, filed with the SEC on September 30, 1998, Registration No. 333-65101; exhibits marked by a double asterisk (**) were previously filed in Amendment No. 1 to registration statement on Form SB-2; exhibits marked with a triple asterisk (***) were previously filed in Amendment No. 2 to registration statement on Form SB-2.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that we have reasonable grounds to believe that we meet all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on our behalf by the undersigned, hereunto duly authorized, in the City of Tampa, State of Florida, on July 26, 2001.


FLORIDA BUSINESS BANCGROUP, INC.

/s/ A. Bronson Thayer
---------------------------------
A. Bronson Thayer
Chief Executive Officer

/s/ Marti J. Warren
---------------------------------
Marti J. Warren
Chief Financial Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.



--------------------------------------               Director
----------------------------
Johnny R. Adcock
Date

/s/ John C. Bierley
7/26/01
--------------------------------------               Director
----------------------------
John C. Bierley
Date

/s/ Gregory W. Bryant
7/26/01
--------------------------------------               Director
----------------------------
Gregory W. Bryant                                    and President
Date


--------------------------------------               Director
----------------------------
John B. Caswell
Date

/s/ Frank G. Cisneros
7/26/01
--------------------------------------               Director
----------------------------
Frank G. Cisneros
Date

/s/ Lawrence H. Dimmitt, III
7/26/01
--------------------------------------               Director
----------------------------
Lawrence H. Dimmitt, III
Date

/s/ Jeff Huenink
7/26/01
--------------------------------------               Director
----------------------------
Jeff Huenink
Date


--------------------------------------               Director
----------------------------
Robert A. Monroe
Date

/s/ Eric M. Newman
7/26/01
--------------------------------------               Director
----------------------------
Eric M. Newman
Date

/s/ Eiji Sadato
7/26/01
--------------------------------------               Director
----------------------------
Eiji Sadato
Date

/s/ A. Bronson Thayer
7/26/01
--------------------------------------               Director
----------------------------
A. Bronson Thayer                                    & CEO
Date